Exhibit 1.1

EXECUTION COPY

6,325,000

Common Units

ATLAS ENERGY RESOURCES, LLC

UNDERWRITING AGREEMENT

December 12, 2006

UNDERWRITING AGREEMENT

December 12, 2006

UBS Securities LLC

299 Park Avenue

New York, New York 10171-0026

Ladies and Gentlemen:

Atlas Energy Resources, LLC, a Delaware limited liability company (the “Company”), proposes to issue and sell to the underwriters named in Schedule A annexed hereto (the “Underwriters”) an aggregate of 6,325,000 common units (the “Firm Units”) representing Class B limited liability company interests in the Company (the “Common Units”). In addition, the Company proposes to grant to the Underwriters the option to purchase from the Company up to an additional 948,750 Common Units (the “Additional Units”). The Firm Units and the Additional Units are hereinafter collectively sometimes referred to as the “Units.” The Units are described in the Prospectus, which is defined below.

The Company hereby acknowledges that in connection with the proposed offering of the Units contemplated hereby, it has requested UBS Financial Services Inc. (“UBS-FinSvc”) to administer a directed unit program (the “Directed Unit Program”) under which up to 300,000 Firm Units (the “Reserved Units”), shall be reserved for sale by UBS-FinSvc at the initial public offering price to the officers and directors of the Company and officers, directors and employees of the Manager (as defined below) and other persons having a relationship with the Company as designated by the Company (the “Directed Unit Participants”) as part of the distribution of the Units by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the NASD and all other applicable laws, rules and regulations. The number of Units available for sale to the general public will be reduced to the extent that Directed Unit Participants purchase Reserved Units. The Underwriters may offer any Reserved Units not purchased by Directed Unit Participants to the general public on the same basis as the other Units being issued and sold hereunder. The Company has supplied UBS-FinSvc with names, addresses and telephone numbers of the individuals or other entities that the Company has designated to be participants in the Directed Unit Program. It is understood that any number of those designated to participate in the Directed Unit Program may decline to do so.

It is understood and agreed by all parties that the Company was formed to own and operate substantially all of the natural gas and oil production and development assets and the investment partnership management business and the related limited partnerships (the “Investment Partnerships”) (collectively, the “Contributed Business”) of Atlas America, Inc., a Delaware corporation (“AAI”), as more particularly described in the Prospectus. Atlas Energy Management, Inc., a Delaware corporation (the “Manager”), serves as the manager of the Company. At the time of purchase (as defined below), (i) the Company will be the sole member of Atlas Energy Operating Company, LLC, a Delaware limited liability company (“Operating LLC”), (ii) the Operating LLC will be the sole member of AIC, LLC, a Delaware limited liability company (“AIC”), Atlas Noble, LLC, a Delaware limited liability company (“Atlas Noble”), Viking Resources, LLC, a Pennsylvania limited liability company (“Viking”), Resource Energy, LLC, a Delaware limited liability company (“REI”) and Atlas America, LLC, a Pennsylvania limited liability company (“Atlas America LLC”), and the sole shareholder of AER Pipeline Construction, Inc., a Delaware corporation (“AER Pipeline”), (iii) AIC will be the sole member of Atlas Energy Ohio, LLC, an Ohio limited liability company (“Atlas Energy Ohio”), and Atlas Resources, LLC, a Pennsylvania limited liability company (“Atlas Resources”), and the sole shareholder of Anthem Securities, Inc., a Delaware corporation (“Anthem”), and (iv) REI will be the sole member of REI-NY, LLC, a Delaware limited liability company (“REI-NY”), and Resource Well Services, LLC, a Delaware

limited liability company (“RWS”). As of the date hereof, AAI is the sole member of AIC, Atlas Noble, Viking, REI and the Company.

Each of AIC, Atlas Noble, Viking, REI, Atlas America LLC, AER Pipeline, Atlas Energy Ohio, Atlas Resources, Anthem, REI-NY and RWS is sometimes referred to herein individually as a “Subsidiary” and collectively, as the “Subsidiaries.” AAI, the Manager, the Company, the Operating LLC and the Subsidiaries are hereinafter referred to collectively as the “Atlas Parties”. The Company, the Operating LLC and the Subsidiaries are herein after referred to collectively as the “Company Entities.”

It is further understood and agreed by all parties that prior to the date hereof:

1. Atlas Resources, Inc., a Pennsylvania corporation, merged with and into Atlas Resources;

2. Atlas Energy Corporation, an Ohio corporation, merged with and into Atlas Energy Ohio;

3. Viking Resources Corporation, a Pennsylvania corporation, merged with and into Viking;

4. Atlas America, Inc., a Pennsylvania corporation, merged with and into Atlas America LLC;

5. REI-NY, Inc., a Delaware corporation, was converted into REI-NY;

6. Resource Well Services, Inc., a Delaware corporation, was converted into RWS;

7. AIC, Inc., a Delaware corporation, was converted into AIC;

8. Resource Energy, Inc., a Delaware corporation, was converted into REI;

9. Atlas Noble Corp., a Delaware corporation, was converted into Atlas Noble; and

10. AER Pipeline was formed.

It is further understood and agreed by all parties that, on or prior to the time of purchase (as defined below), the following transactions will occur:

i. AAI, the Company and the Operating LLC shall have entered into a contribution agreement (the “Contribution Agreement”), dated December 18, 2006, pursuant to which AAI will contribute all of its membership interests in each of AIC, Atlas Noble, Viking and REI to the Company in exchange for (a) 30,301,746 Common Units representing limited liability interests in the Company (“Sponsor Common Units”), (b) 748,456 Class A units (“Class A Units”) representing limited liability interests in the Company, (c) all of the management incentive interests (as defined in the Company LLC Agreement (as defined herein)) (“Management Incentive Interests”), and (d) the right to receive an aggregate of $121,730,000;

ii. The public offering of the Firm Units contemplated hereby (the “Offering”) will be consummated;

iii. AAI will contribute all of the Class A Units and the Management Incentive Interests to the Manager; and

iv. The Company will distribute to AAI an aggregate of $121,730,000.

v. The Operating LLC, Wachovia Bank, National Association and the other parties thereto shall have entered into a credit agreement (the “Credit Agreement”) that provides for a senior secured revolving credit facility (the “Credit Facility”).

vi. The Company, the Operating LLC and the Manager shall have entered into a management agreement that provides for the management of the Company (the “Management Agreement”).

vii. The Company and AAI shall have entered into an omnibus agreement (the “Omnibus Agreement”) that governs the relationship between the Company and AAI.

viii. The Company and the Operating LLC shall have entered into an amendment and joinder to gas gathering agreements by which they will become parties to the existing (A) master natural gas gathering agreement dated as of February 2, 2000, as amended as of October 25, 2005, between AAI and Atlas Pipeline Partners, L.P., a Delaware limited partnership (“APL”), and (B) natural gas gathering agreement dated as of January 1, 2002 , as amended as of October 25, 2005, between AAI and Atlas Pipeline Partners, L.P., a Delaware limited partnership, that provide for natural gas gathering services (the “Amendment and Joinder to Gas Gathering Agreements”).

ix. The Company and the Operating LLC shall have entered into an amendment and joinder to omnibus agreement by which they will become parties to the existing omnibus agreement, dated as of February 2, 2000, between AAI and APL (the “Amendment and Joinder to Omnibus Agreement”).

x. AAI and Anthem shall have entered into a services agreement, dated as of December 18, 2006 (the “Services Agreement”) that provides for the provision by Anthem of certain services to AAI.

The transactions set forth in clauses (1)-(10) and (i)-(x) above are collectively referred to as the “Transactions”. The mergers described in clauses (1)-(4) above are referred to herein as the “Mergers.” The conversions described in clauses (5)-(9), above are referred to herein as the “Conversions.” In connection with the consummation of the Mergers and Conversions, the parties to these transactions entered into, as applicable, merger agreements, limited liability company agreements and certificates, articles of merger and certain other documents to effect the Mergers and Conversions (the “Merger and Conversion Documents”). In addition, in connection with the Transactions, the parties to the Transactions entered into various transfer agreements, assignments, conveyances, contribution agreements and related documents (together with the Contribution Agreement, the “Contribution Documents”). The documents entered into to effect the Transactions, including but not limited to the Merger and Conversion Documents, the Contribution Documents, the Credit Agreement, the Management Agreement, the Omnibus Agreement, the Amendment and Joinder to Gas Gathering Agreements, the Amendment and Joinder to Omnibus Agreement and the Services Agreement, are collectively referred to herein as the “Transaction Documents”).

The Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333- 136094) under the Act, including a prospectus relating to the Units.

Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the respective Underwriters (the “Effective Time”), including: (i) all documents filed as a part thereof, (ii) any information contained in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act and deemed, pursuant to Rule 430A or Rule 430C under the Act, to be part of the registration statement at the Effective Time, and (iii) any registration statement filed pursuant to Rule 462(b) under the Act. The Company has furnished to you, for use by the Underwriters and by dealers in connection with the offering of the Units, copies of one or more preliminary prospectuses relating to the Units. Except where the context otherwise requires, “Preliminary Prospectus,” as used herein, means any preliminary prospectus, in the form so furnished. Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) on or prior to the date hereof.

Except where the context otherwise requires, “Prospectus,” as used herein, means the prospectus filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act) or, if no such filing is required, the final prospectus included in the Registration Statement at the time it became effective under the Act, in each case in the form furnished by the Company to you for use by the Underwriters and by dealers in connection with the offering of the Units.

“Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Schedule B attached hereto and each “road show” (as defined in Rule 433 under the Act), if any, related to the offering of the Units contemplated hereby that is a “written communication” (as defined in Rule 405 under the Act) (each such road show, a “Road Show”).

“Disclosure Package,” as used herein, means any Preliminary Prospectus together with any combination of one or more of the Permitted Free Writing Prospectuses, if any.

As used in this Agreement, “business day” shall mean a day on which the New York Stock Exchange (the “NYSE”) is open for trading. The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement. The term “or,” as used herein, is not exclusive.

The Company has prepared and filed, in accordance with Section 12 of the “Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”),” a registration statement (as amended, the “Exchange Act Registration Statement”) on Form 8-A (File No. 001-33193) under the Exchange Act to register, under Section 12(b) of the Exchange Act, the class of securities consisting of the Common Units.

This underwriting agreement (this “Agreement”) is to confirm the agreement concerning the purchase of the Units from the Company by the Underwriters.

1. Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company the number of Firm Units set forth opposite the name of such Underwriter in Schedule A attached hereto, subject to adjustment in accordance with Section 8 hereof, in each case at a purchase price of $19.688 per Unit. The Company is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Units as soon after the effective date of the Registration Statement as in your judgment is advisable and (ii) initially to offer the Firm Units upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

In addition, the Company hereby grants to the several Underwriters the option to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Company, ratably in accordance with the number of Firm Units to be purchased by each of them, all or a portion of the Additional Units as may be necessary to cover over-allotments made in connection with the offering of the Firm Units, at the same purchase price per Unit to be paid by the Underwriters to the Company for the Firm Units. This option may be exercised by UBS Securities LLC (“UBS”) on behalf of the several Underwriters at any time and from time to time on or before the 30th day following the date of the Prospectus, by written notice to the Company. Such notice shall set forth the aggregate number of Additional Units as to which the option is being exercised, and the date and time when the Additional Units are to be delivered (such date and time being herein referred to as the “additional time of purchase”); provided, however, that the additional time of purchase shall not be earlier than the time of purchase (as defined below) nor earlier than the third business day after the date on which the option shall have been exercised nor later than the tenth business day after the date on which the option shall have been exercised. The number of Additional Units to be sold to each Underwriter shall be the number that bears the same proportion to the aggregate number of Additional Units being purchased as the number of Firm Units set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Units, subject to adjustment in accordance with Section 8 hereof.

2. Payment and Delivery. Payment of the purchase price for the Firm Units shall be made to the Company by Federal Funds wire transfer, against electronic delivery of the certificates for the Firm Units in book entry form to you through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters. Such payment and delivery shall be made at 9:00 A.M., New York City time, on December 18, 2006 (unless another time shall be agreed to by you and the Company or unless postponed in accordance with the provisions of Section 8 hereof). The time at which such payment and delivery are to be made is hereinafter sometimes called “the time of purchase.” Electronic transfer of the Firm Units shall be made to you at the time of purchase in such names and in such denominations as you shall specify.

Payment of the purchase price for the Additional Units shall be made at the additional time of purchase in the same manner and at the same office as the payment for the Firm Units. Electronic transfer of the Additional Units shall be made to you at the additional time of purchase in such names and in such denominations as you shall specify.

Deliveries of the documents described in Section 6 hereof with respect to the purchase of the Units shall be made at the offices of Ledgewood, 1900 Market Street, Philadelphia, PA 19103, at 9:00 A.M., New York City time, on the date of the closing of the purchase of the Firm Units or the Additional Units, as the case may be.

3. Representations and Warranties of the Atlas Parties. Each of the Atlas Parties, jointly and severally, represents and warrants to and agrees with each of the Underwriters that:

(a) Effectiveness of Registration Statement. The Registration Statement has heretofore become effective under the Act or, with respect to any registration statement to be filed to register the offer and sale of Units pursuant to Rule 462(b) under the Act, will be filed with the Commission and become effective under the Act no later than 5:00 P.M., New York City time, on the date of determination of the public offering price for the Units; no stop order of the Commission preventing or suspending the use of any Preliminary Prospectus or Permitted Free Writing Prospectus or the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are threatened by the Commission; the Exchange Act Registration Statement has become effective as provided in Section 12 of the Exchange Act.

(b) Registration Statement. The Registration Statement complied when it became effective, complies as of the date hereof and, as amended or supplemented, at the time of purchase, each additional time of purchase, if any, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units, will comply, in all material respects, with the requirements of the Act; the Registration Statement did not, as of the Effective Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; each Preliminary Prospectus complied, at the time it was filed with the Commission, and complies as of the date hereof, in all material respects with the requirements of the Act; at no time during the period that begins on the earlier of the date of such Preliminary Prospectus and the date such Preliminary Prospectus was filed with the Commission and ends at the time of purchase did or will any Preliminary Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at no time during such period did or will any Preliminary Prospectus, as then amended or supplemented, together with any combination of one or more of the then-issued Permitted Free Writing Prospectuses, if any, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Prospectus will comply, as of its date, the date that it is filed with the Commission, the time of purchase, each additional time of purchase, if any, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units, in all material respects, with the requirements of the Act (including, without limitation, Section 10(a) of the Act); at no time during the period that begins on the earlier of the date of the Prospectus and the date the Prospectus is filed with the Commission and ends at the later of the time of purchase, the latest additional time of purchase, if any, and the end of the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units did or will the Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; at no time during the period that begins on the date of such Permitted Free Writing Prospectus and ends at the time of purchase did or will any Permitted Free Writing Prospectus, when considered together with the most recent Preliminary Prospectus, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with information furnished in writing by or on behalf of an Underwriter through you to the Company expressly for use in the Registration Statement, such Preliminary Prospectus, the Prospectus or such Permitted Free Writing Prospectus.

(c) No Other Prospectus. Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Units by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Units, in each case other than the Preliminary Prospectuses and the Permitted Free Writing Prospectuses, if any; the Company has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rules 164 and 433 under the Act; assuming that such Permitted Free Writing Prospectus is accompanied or preceded by the most recent Preliminary Prospectus that contains a price range or the Prospectus, as the case may be, and that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Act, filed with the Commission), the sending or giving, by any Underwriter, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 or Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164); the Preliminary Prospectus dated December 5, 2006 is a prospectus that, other than by reason of Rule 433 or Rule 431 under the Act, satisfies the requirements of Section 10 of the Act, including a price range where required by rule; neither the Company nor the Underwriters are disqualified, by reason of subsection (f) or (g) of Rule 164 under the Act, from using, in connection with the offer and sale of the Units, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; the Company is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Units contemplated by the Registration Statement; the parties hereto agree and understand that the content of any and all “road shows” (as defined in Rule 433 under the Act) related to the offering of the Units contemplated hereby is solely the property of the Company; the Company has caused there to be made available at least one version of a “bona fide electronic road show” (as defined in Rule 433 under the Act) in a manner that, pursuant to Rule 433(d)(8)(ii) under the Act, causes the Company not to be required, pursuant to Rule 433(d) under the Act, to file, with the Commission, any Road Show.

(d) Formation and Qualification of the Atlas Parties. Each of the Atlas Parties has been duly formed and is validly existing as a limited liability company or corporation, as the case may be, is in good standing under the laws of its respective jurisdiction of formation or incorporation, with full limited liability company or corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Preliminary Prospectuses and the Prospectus and to enter into and perform its obligations under this Agreement and the Operative Agreements (as defined). Each of the Atlas Parties is duly registered or qualified to do business and is in good standing as a foreign limited liability company or corporation, as the case may be, in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so registered or qualified and in good standing would not, individually or in the aggregate, have a material adverse effect on the business, properties, condition (financial or otherwise), earnings, operations or prospects of the Company Entities taken as a whole (a “Material Adverse Effect”).

(e) Sponsor Units. At the time of purchase, other than the Units, the Company will have no limited liability company interests issued and outstanding other than the following:

(i) the Sponsor Common Units held by AAI; and

(ii) the Class A Units and the Management Incentive Interests held by the Manager.

All of such Sponsor Common Units, Class A Units and Management Incentive Interests and the limited liability company interests represented thereby, as the case may be, will be duly authorized and validly issued in accordance with the limited liability agreement of the Company (as the same may be amended and restated at or prior to the time of purchase (the “Company LLC Agreement”) and will be fully paid (to the extent required in the Company LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and AAI and the Manager will own such Sponsor Common Units, Class A Units and Management Incentive Interests, in each case, free and clear of any liens, encumbrances, security interests, equities, charges and other claims (collectively, “Liens”) (except restrictions on transferability as contained in the Company LLC Agreement).

(f) Valid Issuance of the Units. At the time of purchase, the Units to be sold by the Company and the limited liability company interests represented thereby, will be duly authorized by the Company LLC Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Company LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act and as otherwise described in the Prospectus under the caption “Our Limited Liability Company Agreement—Limited Liability”).

(g) Ownership of Operating LLC and the Subsidiaries. At the time of purchase, after giving effect to the Transactions, the Company will, directly or indirectly, own 100% of the outstanding, limited liability company interests or capital stock, as the case may be, in the Operating LLC and each of the Subsidiaries (collectively, the “Operating Subsidiaries”) free and clear of all Liens, except for any Liens pursuant to the Credit Agreement. At the time of purchase, such ownership interests will be duly authorized and validly issued in accordance with the organizational documents of the respective Operating Subsidiaries, and will be fully paid (to the extent required under their respective organizational documents) and nonassessable (except as such nonassessability may be affected by the Delaware General Corporations Law, the Pennsylvania Limited Liability Company Act, the Ohio Limited Liability Company Act and Sections 18-607 and 18-804 of the Delaware LLC Act, as applicable).

(h) Ownership of the Manager. At the time of purchase, AAI will own all of the issued and outstanding shares of capital stock of the Manager; all of such shares of capital stock will be duly authorized and validly issued and fully paid and nonassessable; and at the time of purchase, AAI will own such shares of capital stock free and clear of all Liens. There are no options, warrants, preemptive rights or other rights to subscribe for or purchase, nor any restriction upon the voting or transfer of any such shares of capital stock.

(i) The Investment Partnerships. At the time of purchase and at the additional time of purchase, the Subsidiaries set forth on Schedule C hereto (i) will be the sole managing general partner of each of the Investment Partnerships set forth opposite the name of such Subsidiary, and will own, directly or indirectly, the general partner interests in such Investment Partnerships set forth opposite the name of such Subsidiary, free and clear of all Liens, except for any Liens pursuant to the Credit Agreement and (ii) will own the limited partner interests in such Investment Partnership set forth opposite the name of such of Subsidiary, free and clear of all Liens, except for any Liens pursuant to the Credit Agreement. Except for any Liens pursuant to the Credit Agreement, none of the assets of any Investment Partnership are hypothecated, pledged or otherwise encumbered. The consummation of the Transactions will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under) (i) the agreements of limited partnership of any of the Investment Partnerships, (ii) the drilling operating agreements of any of the Investment Partnerships or (iii) any other material agreements to which any of the Investment Partnerships is a party (collectively, the “Investment Partnership Documents”).

(j) No Other Subsidiaries. Other than its direct or indirect ownership interests in the Operating Subsidiaries, the Company does not own, and at the time of purchase will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity, except with respect to the Investment Partnerships and the joint ventures listed on Schedule D hereto.

(k) Authority and Authorization. The Company has all requisite power and authority under the Company LLC Agreement and the Delaware LLC Act to issue, sell and deliver (i) the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Company LLC Agreement, the Registration Statement, the most recent Preliminary Prospectus and the Prospectus, and (ii) the Sponsor Common Units, Class A Units and Management Incentive Interests in accordance with the terms and conditions set forth in the Company LLC Agreement and the Transaction Documents. At the time of purchase, all limited liability company and corporate action, as the case may be, required to be taken by the Atlas Parties or any of their partners, members, unitholders or stockholders for the authorization, issuance, sale and delivery of the Units and the Sponsor Common Units, Class A Units and Management Incentive Interests, the execution and delivery of the Operative Agreements (as defined below) and the consummation of the transactions (including the Transactions) contemplated by this Agreement and the Operative Agreements, shall have been validly taken.

(l) Conformity of Securities to Description. The Units, when issued and delivered in accordance with the terms of the Company LLC Agreement and against payment therefor as provided herein, and the Sponsor Common Units, Class A Units and Management Incentive Interests, when issued and delivered in accordance with the terms of the Company LLC Agreement, will conform in all material respects to the descriptions thereof contained in the Registration Statement, the most recent Preliminary Prospectus, the Prospectus and any Permitted Free Writing Prospectus.

(m) Authorization of Agreement. This Agreement has been duly authorized and validly executed and delivered by each of the Atlas Parties.

(n) Enforceability of Other Agreements. At or before the time of purchase:

(i) the Company LLC Agreement will be duly authorized, executed and delivered by the Members (as defined in the Company LLC Agreement) and is a valid and legally binding agreement of the Initial Member (as defined in the Company LLC Agreement) and the Members, enforceable against the Initial Members and the Members in accordance with its terms;

(ii) the limited liability company agreement or articles of incorporation and bylaws, as applicable, of each of the Manager, the Operating LLC and the Subsidiaries (together with the Company LLC Agreement, the “Atlas Parties Operative Agreements”) will have been duly authorized, executed and delivered by the parties thereto and will be valid and legally binding agreements of the parties thereto, enforceable against such parties in accordance with their respective terms; and

(iii) the Transaction Documents will have been duly authorized, executed and delivered by the parties thereto and will be valid and legally binding agreements of the parties thereto, enforceable against such parties in accordance with their respective terms;

provided that, with respect to each agreement described in this Section 3(n), the enforceability thereof may be limited by (A) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and (B) public policy, applicable laws relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing. The Atlas Parties Operative Agreements and the Transaction Documents are herein referred to as the “Operative Agreements.”

(o) Sufficiency of the Transaction Documents. The Transaction Documents will be legally sufficient to transfer or convey to the Company, directly or indirectly, good title to all of the outstanding member interests in the Operating LLC and the Subsidiaries and the Assets (as defined therein), subject only to matters contained in the Contribution Documents and, with respect to the Transferred Assets, to encumbrances that do not materially adversely affect the value thereof or the ability of the Company Entities to own and operate them in substantially the same manner as they were operated immediately prior to the time of purchase. Upon execution and delivery of the Transaction Documents by the parties thereto, the Company will succeed, indirectly through the Operating LLC and the Subsidiaries, in all material respects to the business, assets, properties, partnership interests, liabilities and operations as reflected in the pro forma financial statements of the Company included in the Registration Statement, the Preliminary Prospectuses and the Prospectus.

(p) Effectiveness of Mergers and Conversions. The Mergers and Conversions are effective under the Pennsylvania Business Corporation Law, Pennsylvania Limited Liability Company Law, Ohio Limited Liability Company Act, the DGCL and the Delaware LLC Act, as applicable.

(q) No Default or Conflicts. No Atlas Party is in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (i) its organizational documents, or (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected, except as disclosed in the Registration Statement, the Preliminary Prospectuses, the Prospectus and any Permitted Free Writing Prospectus and, in the case of clause (ii), for any such breaches, violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect. The execution, delivery and performance of this Agreement by the Atlas Parties, the issuance and sale of the Units and the consummation of the transactions contemplated hereby (including the Transactions) will not (i) conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under) the organizational documents of any of the Atlas Parties, or any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to any of the Atlas Parties, or (ii) conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute any default under) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which any Atlas Party is a party or by which any of them or any of their respective properties may be bound or affected, except, in the case of clause (ii), for any such breach, violation or default that would not have a Material Adverse Effect.

(r) No Consents. Except for any approvals, authorizations, consents, orders or filings that, if not obtained or made, would not have a Material Adverse Effect, no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the (i) execution, delivery and performance of this Agreement or the Operative Agreements by the Atlas Parties (ii) issuance and sale of the Units or the consummation by the Atlas Parties of the Transactions other than registration of the Units under the Act, which has been or will be effected, and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Units are being offered by the Underwriters or under the rules and regulations of the NASD.

(s) No Preemptive Rights, Registration Rights or Options. Except as described in the Registration Statement, the Preliminary Prospectuses, the Prospectus and any Permitted Free Writing Prospectus, there are no options, warrants, preemptive rights or other rights to subscribe for or purchase, nor any restriction upon the voting or transfer of, any ownership interests in, or shares of capital stock of, any Company Entity. Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of any of the Company Entities, other than as provided in the Company LLC Agreement or the right of any person to act as an underwriter or as a financial advisor to any of the Atlas Parties in connection with the offer and sale of the Units.

(t) Permits. Each of the Company Entities and the Manager has, or at the time of purchase will have, all licenses, authorizations, consents and approvals of governmental or regulatory authorities (“permits”) as are necessary to own or lease its properties and to conduct its business in the manner described in the Registration Statement, the Preliminary Prospectuses, the Prospectus and any Permitted Free Writing Prospectus, subject to such qualifications as may be set forth in the Registration Statement, the Preliminary Prospectuses, the Prospectus and any Permitted Free Writing Prospectus and except for such permits that, if not obtained, would not have a Material Adverse Effect; none of the Company Entities or the Manager is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such permit, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

(u) Disclosure of Certain Items. All legal or governmental proceedings, affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, leases or documents of a character required to be described in the Registration Statement, the Preliminary Prospectuses and the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required.

(v) Litigation. There are no actions, suits, claims, investigations or proceedings pending or, to the knowledge of the Atlas Parties after due inquiry, threatened, to which any of the Atlas Parties or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, except any such action, suit, claim, investigation or proceeding that would not result in a judgment, decree or order having, individually or in the aggregate, a Material Adverse Effect or preventing consummation of the transactions contemplated hereby (including the Transactions).

(w) Independent Public Accountants. Grant Thornton LLP, whose reports on the combined financial statements of Atlas America E&P Operations and the balance sheet of the Company are filed with the Commission as part of the Registration Statement, the Preliminary Prospectuses and the Prospectus, are independent public accountants as required by the Act and by the rules of the Public Company Oversight Board.

(x) Financial Statements. The (i) audited financial statements included in the Registration Statement, any Preliminary Prospectus, the Prospectus and any Permitted Free Writing Prospectus, together with the related notes, present fairly the financial position of the entities purported to be shown thereby as of the dates indicated and the consolidated results of operations and cash flows of such entities for the periods specified and have been prepared in compliance with the requirements of the Act and in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved, except to the extent disclosed therein, (ii) unaudited historical financial statements or data included in the Registration Statement, any Preliminary Prospectus, the Prospectus and any Permitted Free Writing Prospectus (that, with respect to the financial statements or data as of, and for the years ended, September 30, 2001 and 2002, do not contain footnotes) present fairly the financial position of the entities purported to be shown thereby as of the dates indicated and the consolidated results of operations of such entities for the periods specified, and (iii) pro forma financial statements or data included in the Registration Statement, any Preliminary Prospectus, the Prospectus and any Permitted Free Writing Prospectus comply with the requirements of Regulation S-X of the Act and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data; the other financial and statistical data set forth in the Registration Statement, any Preliminary Prospectus or any Permitted Free Writing Prospectus are accurately presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, any Preliminary Prospectus, the Prospectus and any Permitted Free Writing Prospectus that are not included as required; and the Company Entities do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement, any Preliminary Prospectus, the Prospectus and any Permitted Free Writing Prospectus; and all disclosures contained in the Registration Statement, any Preliminary Prospectus, the Prospectus and any Permitted Free Writing Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with the Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable.

(y) No Material Adverse Change. Subsequent to the respective dates as of which information is given in the Registration Statement, the Preliminary Prospectuses, the Prospectus and any Permitted Free Writing Prospectus, in each case excluding amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial condition or results of operations of the Company Entities taken as a whole, (ii) any transaction that is material to the Company Entities taken as a whole, (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by any Company Entities, that is material to the Company Entities taken as a whole, (iv) any material change in the capitalization, or material increase in the long-term debt, of the Company Entities or (v) any adverse change in or affecting the general affairs, condition (financial or otherwise), business, prospects, assets or results of operations of the Company Entities taken as a whole. None of the Company Entities has sustained since the date of the last audited financial statements included in the Registration Statement, the Preliminary Prospectuses, the Prospectus and any Permitted Free Writing Prospectus any loss or interference with its respective business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree.

(z) Lock-Up Agreement. The Company has obtained for the benefit of the Underwriters the agreement (a “Lock-Up Agreement”), in the form set forth as Exhibit A hereto, of each of the Company’s directors and officers, any Directed Unit Participant that purchases in excess of $100,000 and each holder of the Sponsor Units or any security convertible into or exercisable or exchangeable for Common Units, or any warrant or other right to purchase Common Units or any such security.

(aa) Investment Company. None of the Company Entities is now and, after giving effect to the offering and sale of the Units, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(bb) Independent Petroleum Engineers. Wright & Company, Inc., whose report dated July 12, 2006 (the “Company Reserve Report”) is referenced in the Prospectus and who has delivered the letter referred to in Section 6(e) hereof, was, as of the date of such report, and is, as of the date hereof, an independent petroleum engineer with respect to AAI and the Company.

(cc) Reserves Data. The information underlying the estimates of oil and natural gas reserves of AAI, which AAI prepared and supplied to Wright & Company, Inc. for the purpose of preparing the Company Reserve Report, was true and correct in all material respects on the dates such estimates were made and such information was supplied and was prepared in accordance with customary industry practices; the Company is not aware of any facts or circumstances that would result in an adverse change in the reserves, or the present value of future net cash flows therefrom, as described in the most recent Preliminary Prospectus and as reflected in the Company Reserve Report, that would reasonably be expected to have a Material Adverse Effect; estimates of such reserves and present values as described in the most recent Preliminary Prospectus and reflected in the Company Reserve Report comply in all material respects with applicable requirements of Regulation S-X and Industry Guide 2 under the Securities Act.

(dd) Title. At the time of purchase and at each additional time of purchase, one or more Company Entities will have:

(i) good and defensible title to the producing oil and gas property interests (including the wells and the working and net revenue interests attributable thereto) (the “Wells”) of AAI included in the Company Reserve Report, subject only to encumbrances that do not materially adversely affect the value of such oil and gas property interests or the ability of the Company Entities to operate such oil and gas property interests in substantially the same manner as they were operated immediately prior to the time of purchase and (ii) good and defensible title to each oil and gas lease as to which proved undeveloped reserves were assigned in the Reserve Report (the “Leases”), subject only to encumbrances that do not materially adversely affect the value of the such Lease or, in the event that the Company Entities do not have good and defensible title to such Lease (each, a “Defective Lease”), then (a) the Company Entities have good and defensible title to an oil and gas lease as to which no reserves were indicated therefor in the Company Reserve Report (each, a “Substitute Lease”), (b) one or more drilling locations have been identified for such Substitute Lease as of the date hereof, (c) the Company Entities have a reasonable expectation that they will drill a well on one or more of such drilling locations on the Substitute Lease within the 24 months following the date hereof, (d) the Company Entities have a reasonable expectation that the wells expected to be drilled at such locations on the Substitute Lease within such 24-month period are generally comparable in reserve potential to the reserves assigned to such Defective Lease in the Company Reserve Report and (e) such Substitute Lease is not and has not been otherwise utilized for purposes of this clause (ii) with respect to another Defective Lease; and

(ii) valid and indefeasible easement rights or fee ownership interests in and to the lands on which any of the Wells, Leases and Substitute Leases are located as of the time of purchase;

(in each case) subject only to matters contained in the Contribution Documents and to encumbrances that do not materially adversely affect the value of the Wells, Leases and Substitute Leases, as the case may be, or the ability of the Company Entities to own and operate them in substantially the same manner as they were operated immediately prior to the time of purchase.

(ee) Intellectual Property. At the time of purchase and at each additional time of purchase, the Company Entities will own, or will have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, service names, copyrights, trade secrets and other proprietary information described in the Registration Statement, the Preliminary Prospectuses, the Prospectus and any Permitted Free Writing Prospectus as being owned or licensed by them or which are necessary for the conduct of their respective businesses, except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect.

(ff) Labor and Employee Benefits Matters. There is (A) no unfair labor practice complaint pending or, to the knowledge of the Atlas Parties, threatened against any of the Atlas Parties, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the knowledge of the Atlas Parties, threatened against any of the Atlas Parties, (C) no union representation dispute currently existing concerning the employees of any of the Atlas Parties, (D) nor has there been in the past, any violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour or worker classification laws concerning the employees of any of the Atlas Parties and (E) to the knowledge of the Atlas Parties, no union organizing activities or collective bargaining negotiations are currently taking place concerning any of the employees of any of the Atlas Parties. With respect to each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is sponsored, maintained, or contributed to by any Atlas Party for employees or former employees of such Atlas Party, or that was sponsored, maintained, or contributed to within six years prior to the date of this Agreement, by any corporation, trade, business or entity under common control with any Atlas party, within the meaning of Section 414(b), (c), or (m) of the Internal Revenue Code of 1986, as amended (the “Code”) or Section 4001 of ERISA, except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) such plan has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding any transactions effected pursuant to a statutory or administrative exemption, (iii) for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, (iv) all contributions (including installments) to such plan required by Section 302 of ERISA or Section 412 of the Code have been timely made, and (v) the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions. No Atlas Party contributes or has an obligation to contribute, and has not within six years prior to the date of this Agreement contributed or had an obligation to contribute, to a multiemployer plan within the meaning of Section 3(37) of ERISA.

(gg) Environmental Compliance. Each of the Company Entities and their respective properties, assets and operations are in compliance with, and hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; there are no past, present or, to the knowledge of the Atlas Parties, reasonably anticipated future events, conditions, circumstances, activities, practices, actions or omissions that could reasonably be expected to give rise to any costs or liabilities to any Company Entity, except as would not, individually or in the aggregate, have a Material Adverse Effect; except as would not, individually or in the aggregate, have a Material Adverse Effect, no Company Entity, to the knowledge of any Atlas Party, (i) is the subject of any pending investigation by a government authority, (ii) has received any notice or claim, (iii) is a party to by any pending or threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any written agreement assuming any obligations, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or cleanup at any location of any Hazardous Materials, except as would not, individually or in the aggregate, have a Material Adverse Effect. As used herein, “Environmental Law” means any applicable federal, state or local laws or regulations relating to the protection of human health and safety and the environment, including those imposing liability or standards of conduct concerning any Hazardous Materials, and “Hazardous Materials” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other applicable Environmental Law.

(hh) Environmental Compliance Review. In the ordinary course of their business, the Atlas Parties conduct a periodic review of the effect of the then existing Environmental Laws on their business, operations and properties and claims alleging potential liability or responsibility for violation of any Environmental Law on their businesses, operations and properties.

(ii) Tax Returns. All tax returns required to be filed by the Atlas Parties have been filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been paid, other than those that are being contested in good faith and for which adequate reserves have been provided.

(jj) Insurance. The Atlas Parties maintain insurance covering their properties, operations, personnel and businesses; such insurance insures against such losses and risks to an extent which is reasonably adequate in accordance with customary industry practice to protect the Company Entities and their businesses. All such insurance is fully in force on the date hereof and will be fully in force at the time of purchase and any additional time of purchase. None of the Atlas Parties has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance.

(kk) Contracts and Agreements. The Atlas Parties have not sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Atlas Parties or, to the knowledge of any Atlas Party, any other party to any such contract or agreement.

(ll) Prohibition on Dividends. No Operating Subsidiary is prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Operating Subsidiary’s limited liability company interests, from repaying to the Company any loans or advances to such Operating Subsidiary from the Company or from transferring any of such Operating Subsidiary’s property or assets to the Company or any other Operating Subsidiary, except as described in or contemplated by the Registration Statement and the Prospectus.

(mm) Books and Records. The Atlas Parties maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(nn) Sarbanes-Oxley Act. The Atlas Parties have taken all necessary actions to ensure that, upon, and at all times after, the filing of the Registration Statement, the Company Entities and their respective officers and directors, in their capacities as such, will be in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated thereunder. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by any Atlas Party to or for the benefit of any of the officers or directors of Atlas Party or their respective family members, except as disclosed in the Registration Statement and the Prospectus. No Atlas Party has, in violation of the Sarbanes-Oxley Act of 2002, directly or indirectly, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of any Atlas Party.

(oo) Certain Relationships and Related Transactions. No relationship, direct or indirect, exists between or among any Atlas Party, on the one hand, and the directors, officers, members, partners, stockholders, customers or suppliers of any Atlas Party on the other hand that is required to be described in the Registration Statement, the Preliminary Prospectuses and the Prospectus that is not so described.

(pp) Statistical Data. Any statistical and market-related data included in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus are

based on or derived from sources that the Atlas Parties believe to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

(qq) Payment or Receipt of Funds. None of the Company Entities nor, to the knowledge of any Atlas Party, any director, officer, employee or agent of any Company Entity has made any payment of funds of any Company Entity or received or retained any funds in violation of any law, rule or regulation (including, without limitation, the Foreign Corrupt Practices Act of 1977), which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus.

(rr) Money Laundering Laws. The operations of the Company Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving any of the Company Entities with respect to the Money Laundering Laws is pending or, to the knowledge of the Atlas Parties, threatened.

(ss) OFAC. None of the Company Entities nor, to the knowledge of the Atlas Parties, any director, officer, agent, employee or affiliate of the Company Entities is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Atlas Parties will not directly or indirectly use the proceeds of the offering contemplated hereby, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(tt) Stabilization or Manipulation. No Atlas Party has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Units.

(uu) NASD Affiliations. Except for Anthem, to the Company’s knowledge, there are no affiliations or associations between any member of the NASD and any of the Company’s officers or directors or the Company’s 5% or greater securityholders, except as set forth in the Registration Statement, the Preliminary Prospectuses, the Prospectus and any Permitted Free Writing Prospectus.

(vv) NYSE Listing. The Units have been approved for listing on the NYSE, subject only to official notice of issuance.

(ww) Directed Unit Program Matters. The Registration Statement, the Preliminary Prospectuses, the Prospectus and any Permitted Free Writing Prospectus comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of any foreign jurisdiction in which any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus is distributed in connection with the Directed Unit Program; and no approval, authorization, consent or order of or filing with any governmental or regulatory commission, board, body, authority or agency, other than those obtained, is required in connection with the offering of the Reserved Units in any jurisdiction where the Reserved Units are being offered.

(xx) No Unlawful Influence. The Atlas Parties have not offered, or caused the Underwriters to offer, Units to any person pursuant to the Directed Unit Program with the intent to influence unlawfully (i) a customer or supplier of the Company or any of the Operating Subsidiaries to alter the customer’s or supplier’s level or type of business with the Company or any of the Operating Subsidiaries, or (ii) a trade journalist or publication to write or publish favorable information about the Company or any of the Operating Subsidiaries or any of their respective products or services.

(yy) Each “forward-looking statement” (within the meaning of Section 27A of the Act or Section 21E of the Exchange Act) contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus has been made or reaffirmed with a reasonable basis and in good faith.

In addition, any certificate signed by any officer of the Atlas Parties and delivered to the Underwriters or counsel for the Underwriters pursuant to this Agreement shall be deemed to be a representation and warranty by the relevant Atlas Party, as the case may be, as to matters covered thereby, to each Underwriter.

4. Certain Covenants of the Atlas Parties. The Atlas Parties, jointly and severally, agree with the several Underwriters that:

(a) The Company will furnish such information as may be required and otherwise to cooperate in qualifying the Units for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may designate and to maintain such qualifications in effect so long as you may request for the distribution of the Units; provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Units); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Units for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(b) The Company will make available to the Underwriters as soon as practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may request for the purposes contemplated by the Act; in case any Underwriter is required to deliver (whether physically or through compliance with Rule 172 under the Act or any similar rule) a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act in connection with the sale of the Units, the Company will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act.

(c) If, at the time this Agreement is executed and delivered, it is necessary for a any post-effective amendment to the Registration Statement or a Registration Statement under Rule 462(b) under the Act to be filed with the Commission and become effective before the Units may be sold, the Company will use its best efforts to cause such post-effective amendment or such Registration Statement to be filed and become effective as soon as possible and the Company will advise you promptly and, if requested by you, will confirm such advice in writing, (i) when such post-effective amendment thereto or such Registration Statement has become effective, and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner under such Rule).

(d) The Company will advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement , any

Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement or the Exchange Act Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus and to provide you and Underwriters’ counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which you shall object in writing (unless the Company is advised by counsel that it is required by law to make such filing).

(e) Subject to Section 4(d) hereof, the Company will file promptly all reports and any definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of the Units.

(f) If necessary or appropriate, the Company will file a registration statement pursuant to Rule 462(b) under the Act and pay the applicable fees in accordance with the Act.

(g) The Company will advise the Underwriters promptly of the happening of any event known to the Company within the time during which a prospectus relating to the Units is required to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units, which event would require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, subject to Section 4(d) hereof, to prepare and furnish, at the Company’s expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change.

(h) The Company will make generally available to its unitholders, and to deliver to you, an earnings statement of the Company (that will satisfy the provisions of Section 11(a) of the Act) covering a period of 12 months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) as soon as is reasonably practicable after the termination of such 12-month period but not later than 18 months after the effective date of the Registration Statement.

(i) Unless otherwise available through the electronic data gathering, analysis and retrieval system (“EDGAR”), the Company will furnish to its unitholders as soon as practicable after the end of each fiscal year an annual report (including a consolidated balance sheet and statements of income, unitholders’ equity and cash flow of the Company for such fiscal year, accompanied by a copy of the certificate or report thereon of nationally recognized independent certified public accountants).

(j) The Company will furnish to you two conformed copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto) and sufficient copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters.

(k) Unless otherwise available through EDGAR, the Company will furnish to you promptly and, upon request, to each of the other Underwriters for a period of five years from the date of this Agreement (i) copies of any reports, proxy statements, or other communications that the Company shall send to its unitholders or shall from time to time publish or publicly disseminate and (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission.

(l) The Company will apply the net proceeds from the sale of the Units in the manner set forth under the caption “Use of Proceeds” in the Prospectus and file such reports with the Commission with respect to the sale of the Units and the application of the proceeds therefrom as may be required by Rule 463 under the Act.

(m) The Company agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, and any Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Units including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Units to the Underwriters, (iii) the producing, word processing and/or printing of this Agreement, any agreement among Underwriters, any dealer agreements, any powers of attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Units for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law as aforesaid (including the reasonably incurred legal fees and filing fees and other disbursements of counsel for the Underwriters) and the reasonably incurred costs and expenses of printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Units on any securities exchange or qualification of the Units for quotation on NYSE and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Units by the NASD, (vii) the fees and disbursements of any transfer agent or registrar for the Units, (viii) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Units to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, and travel, lodging and other expenses incurred by the officers of the Atlas Parties and any such consultants, and 50% of the cost of any aircraft chartered in connection with the road show, (ix) reasonably incurred costs and expenses in connection with the offer and sale of the Reserved Units, including all reasonably incurred costs and expenses of UBS-FinSvc and the Underwriters, including the reasonably incurred fees and disbursements of counsel for the Underwriters, (x) the performance of the Atlas Parties’ other obligations hereunder, (xi) qualifying the Units for inclusion in the book-entry settlement system of the OTC, and (xii) the preparation and filing of the Exchange Act Registration Statement. The Company agrees to pay to UBS a structuring fee in an amount equal to 0.75% of the gross offering amount of the sale of the Units.

(n) The Atlas Parties agree not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any Common Units or securities convertible into or exchangeable or exercisable for Common Units or warrants or other rights to purchase Common Units or any other securities of the Company that are substantially similar to Common Units, enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common units, make any demand for registration of, exercise any right to register, or file or cause to be declared effective a registration statement under the Act relating to the offer and sale of any Common Units or securities convertible into or exercisable or exchangeable for Common Units or other rights to purchase Common Units or any other securities of the Company that are substantially similar to Common Units or publicly disclose the intention to do any of the following for a period of 180 days after the date hereof (the “Lock-Up Period”), without the prior written consent of UBS, except for (i) the registration of the Units and the sales to the Underwriters pursuant to this Agreement, (ii) issuances of Common Units upon the exercise of options or warrants disclosed as outstanding in the Registration Statement and the Prospectus and (iii) the issuance of Units or employee unit options pursuant to any benefit plans described in the Registration Statement and the Prospectus.

Notwithstanding the foregoing paragraph, if (1) during the last 17 days of the Lock-Up Period, AAI or the Company issues an earnings release or material news or a material event relating to any Atlas Party occurs or (2) prior to the expiration of the Lock-Up Period, AAI or the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed in the preceding paragraph shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless UBS, on behalf of the Underwriters, waives such extension in writing. The extension of the Lock-Up Period pursuant to this paragraph shall not apply if, within the three business days preceding the 15th calendar day before the last day of the Lock-Up Period, the Company delivers (in accordance with the notice provisions hereof) to UBS a certificate, signed by the Chief Financial Officer or Chief Executive Officer of the Company, certifying on behalf of the Company that the Common Units are “actively traded securities,” within the meaning of Rule 2711(f)(4) of the NASD.

(o) So long as the Units are listed on the NYSE, if the NYSE requires that listed companies maintain a transfer agent, the Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Units.

(p) The Company will ensure that the Reserved Units will be restricted from sale, transfer, assignment, pledge or hypothecation for such period and to such extent as may be required by the NASD and its rules; and will comply with all applicable securities and other applicable laws, rules and regulations in each jurisdiction in which the Reserved Units are offered in connection with the Directed Unit Program.

(q) Prior to the time of purchase or any additional time of purchase, as the case may be, to issue no press release or other communication directly or indirectly and hold no press conferences with respect to any Company Entity, the financial condition, results of operations, business, properties, assets, or liabilities of any Company Entity, or the offering of the Units, without your prior consent.

(r) Not, at any time at or after the execution of this Agreement, to offer or sell any Units by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Units, in each case other than the Prospectus.

(s) The Company will not, and will not cause any Company Entity to, take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Units;

5. Reimbursement of Underwriters’ Expenses. If the Units are not delivered at the time of purchase or additional time of purchase, as the case may be, for any reason other than the termination of this Agreement pursuant to Section 8(e) hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company shall, in addition to paying the amounts described in Section 4(m) hereof, reimburse the Underwriters for all of their out-of-pocket expenses, including the fees and disbursements of their counsel, reasonably incurred in connection with the registration and offering of the Common Units.

6. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Atlas Parties on the date hereof, at the time of purchase and, if applicable, at the additional time of purchase, the performance by the Atlas Parties of their obligations hereunder and to the following additional conditions precedent:

(a) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Ledgewood, counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form and substance as set forth in Exhibit B hereto and as otherwise reasonably satisfactory to Vinson & Elkins L.L.P., counsel for the Underwriters.

(b) At the time of execution of this Agreement, the Underwriters shall have received from Grant Thornton LLP a letter or letters, in form and substance reasonably satisfactory to the Underwriters, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(c) With respect to the letter or letters of Grant Thornton LLP referred to in the preceding paragraph and delivered to the Underwriters concurrently with the execution of this Agreement (the “initial letters”), the Company shall have furnished to the Underwriters a letter (the “bring-down letter”) of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letters and (iii) confirming in all material respects the conclusions and findings set forth in the initial letters.

(d) You shall have received from Grant Thornton LLP letters dated, respectively, the date of this Agreement, the time of purchase and, if applicable, the additional time of purchase, and addressed to the Underwriters (with executed copies for each of the Underwriters) in the forms approved by UBS, which letters shall cover, without limitation, the various financial disclosures, if any, contained in the Permitted Free Writing Prospectuses, if any.

(e) At the time of execution of this Agreement, the Underwriters shall have received from Wright & Company, Inc., independent petroleum engineering consultants, a letter, in form and substance satisfactory to the Underwriters, addressed to the Underwriters and dated the date hereof.

(f) With respect to the letter of Wright & Company, Inc., referred to in the preceding paragraph and delivered to the Underwriters concurrently with the execution of this Agreement (the “initial W&C letter”), the Company shall have furnished to the Underwriters a letter (the “bring-down W&C letter”) of Wright & Company, Inc., addressed to the Underwriters and dated such Delivery Date confirming in all material respects the matters covered in the letter referred to in the initial W&C letter.

(g) You shall have received at the time of purchase and, if applicable, at the additional time of purchase, the opinion of Vinson & Elkins L.L.P., counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, in a form reasonably satisfactory to UBS.

(h) No Preliminary Prospectus or Prospectus or amendment or supplement to the Registration Statement, a Preliminary Prospectus or the Prospectus shall have been filed to which you object in writing.

(i) The Registration Statement shall become effective no later than 5:00 P.M., New York City time, on the date of this Agreement and, if Rule 430A under the Act is used, the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:00 P.M., New York City time, on the second full business day after the date of this Agreement and any registration statement pursuant to Rule 462(b) under the Act required in connection with the offering and sale of the Units shall have been filed and become effective no later than 5:00 p.m., New York City time, on the date of this Agreement.

(j) Prior to the time of purchase, and, if applicable, the additional time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) none of the most recent Preliminary Prospectus, the Prospectus and no amendment or supplement thereto shall include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading; (iv) the Disclosure Package, and any amendment or supplement thereto, shall not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (v) none of the Permitted Free Writing Prospectuses, if any, when considered together with the most recent Preliminary Prospectus, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(k) Between the time of execution of this Agreement and the time of purchase or the additional time of purchase, as the case may be, no material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operations of the Company Entities taken as a whole shall occur or become known.

(l) The Company will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of the Chief Executive Officer and Chief Financial Officer of the Company in the form attached as Exhibit C hereto.

(m) You shall have received signed Lock-up Agreements referred to in Section 3(z) hereof.

(n) The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus as of the time of purchase and, if applicable, the additional time of purchase, as you may reasonably request.

(o) The Units shall have been approved for listing on the NYSE, subject only to notice of issuance at or prior to the time of purchase or the additional time of purchase, as the case may be.

7. Effective Date of Agreement; Termination. This Agreement shall become effective (i) if Rule 430A under the Act is not used, when you shall have received notification of the effectiveness of the

Registration Statement, or (ii) if Rule 430A under the Act is used, when the parties hereto have executed and delivered this Agreement.

The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of UBS or any group of Underwriters (which may include UBS) that has agreed to purchase in the aggregate at least 50% of the Firm Units, if (x) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement, any Preliminary Prospectus, the Prospectus and any Permitted Free Writing Prospectus, there has been any material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operations of the Company Entities taken as a whole that would, in UBS’s judgment or in the judgment of such group of Underwriters, make it impracticable or inadvisable to proceed with the public offering or the delivery of the Units on the terms and in the manner contemplated in the Registration Statement, any Preliminary Prospectus, the Prospectus and any Permitted Free Writing Prospectus, or (y) since the time of execution of this Agreement, there shall have occurred: (i) a suspension or material limitation in trading in securities generally on the NYSE, the American Stock Exchange or the Nasdaq; (ii) a suspension or material limitation in trading in the Company’s securities on the NYSE; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (v) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in UBS’s judgment or in the judgment of such group of Underwriters makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Units on the terms and in the manner contemplated in the Registration Statement, any Preliminary Prospectus, the Prospectus and any Permitted Free Writing Prospectus, or (z) since the time of execution of this Agreement, there shall have occurred any downgrading, or any notice or announcement shall have been given or made of (i) any intended or potential downgrading or (ii) any watch, review or possible change that does not indicate an affirmation or improvement in the rating accorded any securities of or guaranteed by any Company Entity by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Act.

If UBS or any group of Underwriters elects to terminate this Agreement as provided in this Section 7, the Company and each other Underwriter shall be notified promptly in writing.

If the sale to the Underwriters of the Units, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(m), 5 and 9 hereof), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

8. Increase in Underwriters’ Commitments.

(a) Subject to Sections 6 and 7 hereof, if any Underwriter shall default in its obligation to take up and pay for the Firm Units to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 6 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 7 hereof) and if the number of Firm Units that all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Units, the non-defaulting Underwriters shall take up and pay for (in addition to the aggregate number of Firm Units they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Units agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Units shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Units shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Units set opposite the names of such non-defaulting Underwriters in Schedule A.

(b) Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Firm Units hereunder unless all of the Firm Units are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

(c) If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.

(d) The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with like effect as if such substituted Underwriter had originally been named in Schedule A.

(e) If the aggregate number of Firm Units that the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Firm Units that all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Firm Units that the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Company to any Underwriter, whether defaulting or non-defaulting, and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

9. Indemnity and Contribution.

(a) The Atlas Parties, jointly and severally, shall indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) that, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading, (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include any Preliminary Prospectus, the Prospectus and any amendments or supplements to the foregoing), in any Permitted Free Writing Prospectus when considered together with the Prospectus, in any “issuer information” (as defined in Rule 433 under the Act) of the Company or in any Prospectus together with any combination of one or more of the Permitted Free Writing Prospectuses, if any, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus or Permitted Free Writing Prospectus, to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in such Prospectus or Permitted Free Writing Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading, or (iii) the Directed Unit Program, except, with respect to this clause (iii), insofar as such loss, damage, expense, liability or claim is finally judicially determined to have resulted from the gross negligence or willful misconduct of the Underwriters in conducting the Directed Unit Program.

If any action, suit or proceeding (each, a “Proceeding”) is brought against an Underwriter or any such person in respect of which indemnity may be sought against the Atlas Parties pursuant to the foregoing paragraph, such Underwriter or such person shall promptly notify the Company in writing of the institution of such Proceeding and the Atlas Parties shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Company shall not relieve the Atlas Parties from any liability that the Atlas Parties may have to any Underwriter or any such person or otherwise, unless the Atlas Parties are materially prejudiced by reason of such delay. Such Underwriter or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or of such person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such Proceeding or the Atlas Parties shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them that are different from, additional to or in conflict with those available to the Atlas Parties (in which case the Atlas Parties may employ counsel and participate in the defense thereof, but they shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, and the reasonable fees and expenses of such counsel shall be at the expense of such Atlas Parties, it being understood, however, that the Atlas Parties shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Atlas Parties shall not be liable for any settlement of any Proceeding effected without their written consent but if settled with the written consent of the Atlas Parties, the Atlas Parties agree to indemnify and hold harmless any Underwriter and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

The Atlas Parties agree to indemnify, defend and hold harmless UBS-FinSvc and its partners, directors and officers, and any person who controls UBS-FinSvc within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, UBS-FinSvc or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim (1) arises out of or is based upon (a) any of the matters referred to in clauses (i) through (iii) of the first paragraph of this Section 9(a), or (b) any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the approval of the Company for distribution to the Directed Unit Participants in connection with the Directed Unit Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Directed Unit Participant to pay for and accept delivery of Reserved Units that the Directed Unit Participant has agreed to purchase; or (iii) otherwise arises out of or is based upon the Directed Unit Program, provided that the Atlas Parties shall not be responsible under this clause (iii) for any loss, damage, expense, liability or claim that is finally judicially determined to have resulted from the gross negligence or willful misconduct of UBS-FinSvc in conducting the Directed Unit Program. The second paragraph of this Section 9(a) shall apply equally to any Proceeding brought against UBS-FinSvc or any such person in respect of which indemnity may be sought against the Atlas Parties pursuant to the foregoing sentence; except that the Atlas Parties shall be liable for the expenses of no more than one separate counsel (in addition to any local counsel) for UBS-FinSvc and any such person, separate and in addition to counsel for the Underwriters, in any such Proceeding.

(b) Each Underwriter severally agrees to indemnify, defend and hold harmless the Atlas Parties, their directors and officers, and any person who controls the Atlas Parties within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) that, jointly or severally, the Atlas Parties or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Atlas Parties expressly for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading.

If any Proceeding is brought against the Atlas Parties or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Atlas Parties or such person shall promptly notify such Underwriter in writing of the institution of such Proceeding and such Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such Underwriter shall not relieve such Underwriter from any liability which such Underwriter may have to the Atlas Parties or any such person or otherwise, unless such Underwriter is materially prejudiced in its defense by reason of such delay. The Atlas Parties or such person shall have the right to employ their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Atlas Parties or such person unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such Proceeding or such Underwriter shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them that are different from or additional to or in conflict with those available to such Underwriter (in which case such Underwriter may employ counsel and participate in the defense thereof but such Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties and the reasonable fees and expenses of such counsel shall be at the expense of such Underwriter), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that such Underwriter shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). No Underwriter shall be liable for any settlement of any such Proceeding effected without the written consent of such Underwriter but, if such Proceeding is settled with the written consent of such Underwriter, such Underwriter agrees to indemnify and hold harmless the Atlas Parties and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(c) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (b) of this Section 9 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Atlas Parties on the one hand and the Underwriters on the other hand from the offering of the Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Atlas Parties on the one hand and of the Underwriters on the other in connection with the statements or omissions that resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Atlas Parties on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Atlas Parties and the total underwriting discounts and commissions received by the Underwriters, each bears to the aggregate public offering price of the Units. The relative fault of the Atlas Parties on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Atlas Parties or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(d) The Atlas Parties and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage that such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

(e) The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Atlas Parties contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Atlas Parties, their directors or officers or any person who controls the Atlas Parties within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Units. The Atlas Parties and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Atlas Parties, against any of the Atlas Parties’ officers or directors in connection with the issuance and sale of the Units, or in connection with the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus.

10. Information Furnished by the Underwriters. The statements set forth in the last sentence of the last paragraph on the cover page of the Prospectus and the statements set forth in the fourth paragraph, the first paragraph under “—Commissions and Discounts,” the second paragraph under “—No Sales of Similar Securities” and the paragraph under “—Discretionary Sales” under the caption “Underwriting” in the Prospectus constitute the only information furnished by or on behalf of the Underwriters as such information is referred to in Sections 3 and 9 hereof.

11. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by facsimile transmission and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to UBS Securities LLC, 299 Park Avenue, New York, NY 10171-0026, Attention: Syndicate Department, and, if to the Company, shall be sufficient in all respects if delivered or sent to the Atlas Parties at the offices of the Company at 311 Rouser Road, Moon Township, PA 15108.

12. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of

New York. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

13. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Atlas Parties consent to the jurisdiction of such courts and personal service with respect thereto. The Atlas Parties and the Underwriters hereby consent to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against UBS or any indemnified party. Each of UBS and the Atlas Parties (on its behalf and, to the extent permitted by applicable law, on behalf of its unitholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Atlas Parties agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Atlas Parties and may be enforced in any other courts to the jurisdiction of which the Atlas Parties are or may be subject, by suit upon such judgment.

14. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Atlas Parties and to the extent provided in Section 9 hereof the controlling persons, partners, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

15. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

16. Successors and Assigns. This Agreement shall be binding upon the Underwriters and the Atlas Parties and their successors and assigns and any successor or assign of any substantial portion of the Atlas Parties (taken as a whole) and any of the Underwriters’ respective businesses and/or assets.

17. Absence of Fiduciary Relationship. The Atlas Parties hereby acknowledge that each of the Underwriters is acting solely as underwriter in connection with the purchase and sale of the Company’s securities. The Atlas Parties further acknowledge that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Atlas Parties, their management, owners, creditors, or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the purchase and sale of the Company’s securities, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Atlas Parties, in connection with the transactions contemplated by this Agreement or any matters relating to such transactions, and the Atlas Parties hereby confirm their understanding and agreement to that effect. The Atlas Parties and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions, and that any opinions or views expressed by the Underwriters to the Atlas Parties regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to any Atlas Party. The Atlas Parties hereby waive and release, to the fullest extent permitted by law, any claims that the Atlas Parties may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to the Atlas Parties in connection with the transactions contemplated by this Agreement or any matters relating to such transaction.

18. Miscellaneous. UBS, an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG. Because UBS is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by UBS are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

If the foregoing correctly sets forth the understanding between the Atlas Parties and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this agreement and your acceptance shall constitute a binding agreement between the Atlas Parties and the Underwriters, severally.

Very truly yours,

ATLAS ENERGY RESOURCES, LLC,

By:
Matthew A. Jones
Chief Financial Officer

ATLAS ENERGY OPERATING COMPANY, LLC

By:	Atlas Energy Resources, LLC, its sole member

By:
Matthew A. Jones
Chief Financial Officer

AIC, LLC,

ATLAS AMERICA, LLC,

ATLAS NOBLE, LLC,

RESOURCE ENERGY, LLC,

VIKING RESOURCES, LLC,

By:	Atlas Energy Operating Company, LLC, their sole member

	By:	Atlas Energy Resources, LLC, its sole member

By:
Matthew A. Jones
Chief Financial Officer

ATLAS ENERGY OHIO, LLC,

ATLAS RESOURCES, LLC,

By:	AIC, LLC, their sole member

	By:	Atlas Energy Operating Company, LLC, its sole member

		By:	Atlas Energy Resources, LLC, its sole member

By:
Matthew A. Jones
Chief Financial Officer

REI-NY, LLC,

RESOURCE WELL SERVICES, LLC,

By:	Resource Energy, LLC, their sole member

	By:	Atlas Energy Operating Company, LLC, its sole member

		By:	Atlas Energy Resources, LLC, its sole member

By:
Matthew A. Jones
Chief Financial Officer

AER PIPELINE CONSTRUCTION, INC.,

ATLAS ENERGY MANAGEMENT, INC.,

ATLAS AMERICA, INC.

By:
Matthew A. Jones
Chief Financial Officer

ANTHEM SECURITIES, INC.

By:
Darshan V. Patel
Vice President

Accepted and agreed to as of the date first above written, on behalf of themselves and the other several Underwriters named in Schedule A

UBS SECURITIES LLC

By: UBS SECURITIES LLC

By:
Name:
Title:

SCHEDULE A

Underwriter	Number of Firm Units
UBS Securities LLC	1,897,500
Wachovia Capital Markets, LLC	1,423,125
A.G. Edwards & Sons, Inc.	1,106,875
RBC Capital Markets Corporation	506,000
Friedman, Billings, Ramsey & Co.	442,750
KeyBanc Capital Markets, a division of McDonald Investments, Inc.	316,250
Sanders Morris Harris Inc.	253,000
Credit Suisse Securities (USA) LLC	189,750
Stifel, Nicolaus & Company, Incorporated	189,750

Total	6,325,000

A-1

SCHEDULE B

Permitted Free Writing Prospectuses

SCHEDULE C

Investment Partnerships Interests

Investment Partnership	General Partner	% General Partner Interest	% Limited Partner Interest	Total Interest
VIKING RESOURCES 1999 LP	Viking Resources LLC	25.00%	0.00%	25.00%
VIKING 89 CANTON	Viking Resources LLC	63.50%	0.00%	63.50%
VIKING 1990-2 ACCREDITED ONLY	Viking Resources LLC	54.85%	0.00%	54.85%
VIKING RESOURCES 1991-1	Viking Resources LLC	60.79%	2.31%	63.10%
1991 VIKING RESOURCES LTD.PSHP	Viking Resources LLC	35.32%	0.86%	36.18%
1991 BRYAN JOINT VENTURE	Viking Resources LLC	30.00%	0.00%	30.00%
1992 VIKING RESOURCES LTD.PSHP	Viking Resources LLC	35.26%	2.00%	37.27%
1992-2 VIKING RESOURCES	Viking Resources LLC	30.68%	1.37%	32.05%
1993 VIKING RESOURCES LTD.PSHP	Viking Resources LLC	30.93%	2.70%	33.63%
1994 VIKING RESOURCES LTD.PSHP	Viking Resources LLC	30.00%	1.07%	31.07%
1995 VIKING RESOURCES LTD.PSHP	Viking Resources LLC	30.00%	3.25%	33.25%
1996 VIKING RESOURCES LTD.PSHP	Viking Resources LLC	30.00%	0.00%	30.00%
1997 VIKING RESOURCES LTD.PSHP	Viking Resources LLC	30.00%	0.18%	30.18%
1998 VIKING RESOURCES LTD.PSHP	Viking Resources LLC	25.00%	0.00%	25.00%
CMSV/RAI 1989 DRILLING PROGRAM	Resource Energy LLC	20.00%	65.86%	85.86%
CMSV/RAI 1990 NATURAL GAS DEVL	Resource Energy LLC	20.00%	45.84%	65.84%
DALTON ASSOCIATES	Resource Energy LLC	28.00%	50.31%	78.31%
ROYAL ASSOCIATES	Resource Energy LLC	7.50%	66.77%	74.27%
WOOSTER ASSOCIATES	Resource Energy LLC	24.10%	31.70%	55.80%
ATWOOD YIELD PLUS	Resource Energy LLC	1.00%	62.23%	63.23%
ATWOOD YIELD PLUS II	Resource Energy LLC	1.00%	59.40%	60.40%
ATWOOD YIELD PLUS III	Resource Energy LLC	1.00%	44.18%	45.18%
ATWOOD YIELD PLUS IV	Resource Energy LLC	1.00%	44.51%	45.51%
ATWOOD YIELD PLUS V	Resource Energy LLC	1.00%	59.23%	60.23%
BRIGHTON INCOME PARTNERSHIP	Resource Energy LLC	50.00%	0.00%	50.00%
BRIGHTON/LEVENGOOD DRILLING	Resource Energy LLC	10.00%	51.43%	61.43%
DOVER-ATWOOD 1993 DRLNG PROG	Resource Energy LLC	15.15%	0.00%	15.15%
EAST OHIO GAS DRILLING	Resource Energy LLC	1.00%	59.77%	60.77%
LEVENGOOD INDUSTRIAL	Resource Energy LLC	1.00%	32.35%	33.35%
TWC YIELD PLUS 1991	Resource Energy LLC	1.00%	36.52%	37.52%
TRIANGLE ENERGY ASSOC. 1984	Resource Energy LLC	1.00%	68.51%	69.51%
LANGASCO OHIO DRLG PTRS 1985	Resource Energy LLC	1.00%	78.89%	79.89%

Investment Partnership	General Partner	% General Partner Interest	% Limited Partner Interest	Total Interest
TRIANGLE ENERGY ASSOC. 1985	Resource Energy LLC	1.00%	82.12%	83.12%
SCH JOINT VENTURE	Resource Energy LLC	73.33%	0.00%	73.33%
LANGASCO OHIO DRLG PTRS 1986	Resource Energy LLC	1.00%	60.23%	61.23%
LANGASCO ROY INCOME PTRS 1986	Resource Energy LLC	1.00%	91.48%	92.48%
TD ENERGY ASSOCIATES 1983	Resource Energy LLC	1.43%	67.28%	68.71%
TD/TRIANGLE ENERGY ASSOCIATES	Resource Energy LLC	2.35%	77.53%	79.88%
CLINCHER ENERGY ASSOC 1986	Resource Energy LLC	2.00%	87.31%	89.31%
Atlas America Public #15 - 2006 (B)	Atlas Resources LLC	34.22%	0.00%	34.22%
Atlas America Public #15 - 2005 (A)	Atlas Resources LLC	36.07%	0.00%	36.07%
Atlas America Series #26	Atlas Resources LLC	38.31%	0.00%	38.31%
Atlas America Public #14 - 2005 (A)	Atlas Resources LLC	35.00%	0.00%	35.00%
Atlas America Public #14 - 2004	Atlas Resources LLC	35.00%	0.00%	35.00%
ATLAS LP #1 - 1985	Atlas Resources LLC	16.00%	5.25%	21.25%
ATLAS ENERGY PARTNERS LP - 1986	Atlas Resources LLC	16.00%	4.98%	20.98%
ATLAS ENERGY PARTNERS LP - 1987	Atlas Resources LLC	22.38%	2.69%	25.07%
ATLAS ENERGY PARTNERS LP - 1988	Atlas Resources LLC	24.36%	1.53%	25.89%
ATLAS ENERGY PARTNERS LP - 1989	Atlas Resources LLC	18.00%	7.44%	25.44%
ATLAS ENERGY PARTNERS LP - 1990	Atlas Resources LLC	25.00%	3.16%	28.16%
ATLAS ENERGY NINETIES - 10	Atlas Resources LLC	25.00%	5.54%	30.54%
ATLAS ENERGY NINETIES - 11	Atlas Resources LLC	30.00%	10.51%	40.51%
Atlas America Series #25A	Atlas Resources LLC	35.00%	0.00%	35.00%
ATLAS ENERGY PARTNERS LP - 1991	Atlas Resources LLC	25.00%	1.62%	26.62%
ATLAS AMERICA SERIES 21 - A	Atlas Resources LLC	33.83%	0.00%	33.83%
ATLAS AMERICA SERIES 21 - B	Atlas Resources LLC	34.00%	0.21%	34.21%
ATLAS ENERGY NINETIES - 12	Atlas Resources LLC	30.00%	3.56%	33.56%
ATLAS ENERGY NINETIES - JV 92	Atlas Resources LLC	33.00%	3.11%	36.11%
ATLAS ENERGY PARTNERS LP - 1992	Atlas Resources LLC	25.00%	3.13%	28.13%
ATLAS AMERICA SER 22 - 2002 LTD	Atlas Resources LLC	32.53%	0.03%	32.56%
ATLAS ENERGY NINETIES - PUBLIC 1	Atlas Resources LLC	24.00%	3.73%	27.73%
ATLAS ENERGY NINETIES - 1993 LTD	Atlas Resources LLC	30.00%	2.54%	32.54%
ATLAS ENERGY PARTNERS LP - 1993	Atlas Resources LLC	25.00%	4.02%	29.02%
ATLAS ENERGY NINETIES - PUBLIC 2	Atlas Resources LLC	24.00%	0.68%	24.68%
ATLAS ENERGY NINETIES - 14	Atlas Resources LLC	33.00%	3.57%	36.57%
ATLAS ENERGY PARTNERS LP - 1994	Atlas Resources LLC	25.00%	2.10%	27.10%
ATLAS ENERGY NINETIES - PUBLIC 3	Atlas Resources LLC	25.00%	1.12%	26.12%

Investment Partnership	General Partner	% General Partner Interest	% Limited Partner Interest	Total Interest
ATLAS ENERGY NINETIES - 15	Atlas Resources LLC	30.00%	0.66%	30.66%
Atlas America Series #23	Atlas Resources LLC	32.00%	0.00%	32.00%
Atlas America Public #11	Atlas Resources LLC	35.00%	0.02%	35.02%
ATLAS ENERGY PARTNERS LP-1995	Atlas Resources LLC	25.00%	0.00%	25.00%
ATLAS ENERGY NINETIES-PUBLIC 4	Atlas Resources LLC	25.00%	0.88%	25.88%
ATLAS ENERGY NINETIES - 16	Atlas Resources LLC	21.50%	2.37%	23.87%
ATLAS ENERGY PARTNERS LP-1996	Atlas Resources LLC	25.00%	0.00%	25.00%
ATLAS ENERGY NINETIES-PUBLIC 5	Atlas Resources LLC	25.00%	1.53%	26.53%
ATLAS ENERGY NINETIES - 17	Atlas Resources LLC	26.50%	0.42%	26.92%
ATLAS ENERGY PARTNERS LP-1997	Atlas Resources LLC	25.00%	0.00%	25.00%
ATLAS ENERGY NINETIES-PUBLIC 6	Atlas Resources LLC	25.00%	0.36%	25.36%
ATLAS ENERGY NINETIES - 18	Atlas Resources LLC	31.50%	0.18%	31.68%
ATLAS ENERGY PARTNERS LP-1998	Atlas Resources LLC	25.00%	0.00%	25.00%
ATLAS ENERGY NINETIES - 19	Atlas Resources LLC	31.50%	0.22%	31.72%
ATLAS ENERGY - PUBLIC #7	Atlas Resources LLC	31.00%	0.39%	31.39%
Atlas America Series #24A	Atlas Resources LLC	32.63%	0.00%	32.63%
Atlas America Series #24B	Atlas Resources LLC	33.22%	0.00%	33.22%
Atlas America Public #12	Atlas Resources LLC	35.00%	0.13%	35.13%
Atlas America Series #25B	Atlas Resources LLC	35.00%	0.00%	35.00%
ATLAS ENERGY PUBLIC #8	Atlas Resources LLC	29.00%	1.15%	30.15%
ATLAS ENERGY 1999	Atlas Resources LLC	25.00%	0.00%	25.00%
ATLAS AMERICA PUBLIC 9 LTD	Atlas Resources LLC	29.00%	0.09%	29.09%
ATLAS AMERICA SERIES 20 LTD	Atlas Resources LLC	27.00%	0.02%	27.02%
ATLAS AMERICA PUBLIC 10 LTD	Atlas Resources LLC	32.00%	0.07%	32.07%

SCHEDULE D

Joint Ventures

	Name	Date	Parties
1.	Operating Agreement	February 24, 1997	Everflow Eastern Partners, L.P. Viking Resources Corp.
2.	Drilling Agreement	____, 1998	Everflow Eastern Partners, L.P. Viking Resources Corporation
3.	Participation Agreement	____, 1998	Everflow Eastern Partners, L.P. Viking Resources Corporation
4.	Amendment to Exhibit “E” Operating Agreement	October 1, 1998	Everflow Eastern, Inc. Viking Resources Corporation
5.	Operating Agreement	December 6, 1985	Burkhart Petroleum Corporation
6.	Agreement Starkey #1	March 28, 1996	North American Petroleum, Inc. Viking Resources Corporation
7.	Operating Agreement	February 24, 1997	Everflow Eastern Partners, L.P. Viking Resources Corporation
8.	(i) Participation Agreement (ii) Drilling Agreement (iii) Operating Agreement	June 23, 1997	Everflow Eastern Partners, L.P. Viking Resources Corporation
9.	Agreement	January ____, 1995	Everflow Eastern Partners, L.P. Viking Resources Corporation
10.	(i) Participation Agreement (ii) Drilling Agreement (iii) Operating Agreement	June 23, 1997	Everflow Eastern Partners, L.P. Viking Resources Corporation
11.	Joint Venture Agreement	December 27, 1995	Weinsz Oil & Gas, Inc. Viking Resources Corporation
12.	Joint Venture Agreement	December 27, 1995	Weinsz Oil & Gas, Inc. Viking Resources Corporation
13.	Joint Venture Agreement	December 30, 1996	Weinsz Oil & Gas, Inc. Viking Resources Corporation
14.	Joint Venture Agreement	November 18, 1996	Weinsz Oil & Gas, Inc. Viking Resources Corporation
15.	Memorandum of Lease Development Agreement	May 30, 1991	Everflow Eastern, Inc. Viking Resources Corporation
16.	Partnership Agreement	____, 1982	Seibert Oil & Gas, Inc. Peter J. Lepp Mark R. Friedley Partners Petroleum, Inc. Robert H. Spaethe
17.	Agreement	July 19, 1993	MB Operating Co., Inc. JR Operating Co., Inc. Everflow Eastern, Inc. Viking Resources Corporation
18.	Participation Agreement	July 18, 1997	North American Petroleum, Inc. Viking Resources Corp.
19.	Agreement Starkey #1	March 28, 1996	North American Petroleum, Inc. Viking Resources Corporation
20.	Operating Agreement	____, 1998	Everflow Eastern Partners, L.P. Viking Resources Corporation
21.	Operating Agreement	April 2, 1993	Petro Evaluation Services, Inc. Viking Resources Corporation
22.	Cost Plus Drilling and Operating Agreement	August 1, 1982	Partners Petroleum, Inc. P.J.L. Energy Co. Seibert Oil & Gas, Inc.
23.	Agreement	June 30, 1996	Spencer Petroleum, Corp. Viking Resources Corporation
24.	Operating Agreement	July 10, 1985	Staley Operating Co. Staley Gas Co., Inc.
25.	Operating Agreement	September 24, 1990	A.W. Tipka Oil & Gas, Inc. Atwood Energy, Inc.
26.	Operating Agreement	November 21, 1995	Weinsz Oil & Gas, Inc. Viking Resources Corp.
27.	Unit Agreement	November 1, 1953	Robert Cargill Carter-Jones Drilling Company, Inc.

	Name	Date	Parties
Skelly Oil Company J. C. Trahan, Drilling Contractor, Inc. Fred Whitaker
28.	Letter Agreement	May 26, 1994	Viking Resources Corporation U.S. Energy Exploration Corporation
29.	Co-Ownership Development Agreement	March 26, 1991	Everflow Eastern, Inc. Viking Resources Corporation MB Operating Co., Inc.
30.	Operating Agreement	October 7, 1996	Viking Resources Corporation Abarta Oil & Gas Co., Inc.
31.	Operating Agreement	October 7, 1996	Viking Resources Corporation Vista Resources, Inc.
32.	Letter Agreement	January 11, 1996	Viking Resources Corporation DL Resources, Inc.
33.	Operating Agreement	January 13, 1996	Viking Resources Corporation DL Resources, Inc.
34.	(i) Agreement (ii) Assignment of Drill Site Location	August 21, 1989	(i) Bernhardt, Inc. Viking Resources Corp. (ii) James R. Bernhardt, Inc. Viking Resources Corp.
35.	Exploration Agreement	January 16, 1998	Weinsz Oil & Gas Viking Resources Corporation
36.	Agreement	November 3, 1997	Weinsz Oil & Gas, Inc. Atlas Energy Group, Inc.
37.	Operating Agreement	November 18, 1996	Weinsz Oil & Gas, Inc. Viking Resources Corporation
38.	Operating Agreement	December 27, 1995	Weinsz Oil & Gas, Inc. Viking Resources Corporation
39.	(i) Agreement (ii) Joint Venture Participation Agreement	(i) November 7, 1997 (ii) October 31, 1997	Weinsz Oil & Gas, Inc. Viking Resources Corporation
40.	Operating Agreement	June 9, 1998	Weinsz Oil & Gas, Inc. Viking Resources Corporation
41.	Operating Agreement	February___, 1997	Weinsz Oil & Gas, Inc. Viking Resources Corporation
42.	Operating Agreement	February___, 1997	Weinsz Oil & Gas, Inc. Viking Resources Corporation
43.	Operating Agreement	February___, 1997	Weinsz Oil & Gas, Inc. Viking Resources Corporation
44.	Operating Agreement	February___, 1997	Weinsz Oil & Gas, Inc. Viking Resources Corporation
45.	(i) Letter Agreement (ii) Farm-Out Agreement	(i) October 30, 1995 (ii) December 31, 1984	(i) Zink Petroleum Corporation Partners Petroleum, Inc. (ii) Zink Petroleum Corporation Brendel Producing Company
46.	Operating Agreement	February 17, 1995	Atlas Energy Group, Inc. D & L Energy, Inc.
47.	Operating Agreement	February ___, 1999	D & L Energy, Inc. Atlas Energy Group, Inc.
48.	Amendment to Existing Operating Agreement	Undated	Atlas America, Inc. D & L Energy, Inc.
49.	Amendment to Existing Operating Agreement	December 17, 2001	Atlas America, Inc. D & L Energy, Inc.
50.	Amendment to Existing Operating Agreement	August 18, 2004	Atlas America, Inc. D&L Energy Inc.
51.	Joint Venture Agreement	January 17, 2005	Atlas Resources, Inc. D&L Energy, Inc.
52.	(i) Joint Venture Agreement (ii) Operating Agreement	(i) May 16, 2000 (ii) May 22, 2000	Belden and Blake Corporation Atlas Resources, Inc.
53.	Joint Venture Agreement	November 24, 1999	Belden and Blake Corporation Atlas Resources, Inc.
54.	Letter Agreement	February 1, 2000	Belden and Blake Corporation Atlas Resources, Inc.

	Name	Date	Parties
55.	Letter Agreement	September 28, 2000	Belden and Blake Corporation Atlas Resources, Inc.
56.	Operating Agreement	November 24, 1999	Belden and Blake Corporation Atlas Resources, Inc.
57.	Operating Agreement	December 12, 1985	Marienfeld Exploration
58.	(i) Exploration Agreement	(i) February 13, 1997	(i) Colt Resources Corporation The William G. Helis Company, L.L.C. Atlas Energy Corporation Apache Corporation
	(ii) Operating Agreement	(ii) January 28, 1981	(ii) Apache Corporation Mobil Oil Corporation Ann A. Linn Speartex Grain Company Trigg Drilling Co., Inc. Phillips Petroleum Company Pioneer Production Corporation James D. Harrel
59.	Operating Agreement	January 25, 1967	Texaco Inc. Pan American Petroleum Corporation
60.	Operating Agreement	November 18, 1997	R.L. Adkins Corp. Atlas Energy Corp.
61.	Participation Agreement	December 17, 1985	French Petroleum Corporation Bryn Mawr Energy Joint Venture # 9
62.	Operating Agreement	June 4, 1968	General Oil & Gas Company David S. Spencer
63.	Operating Agreement	June 4, 1968	General Oil & Gas Company Raymond A. Baur
64.	Operating Agreement	June 4, 1968	General Oil & Gas Company Van Way Enterprises
65.	Operating Agreement	June 4, 1968	General Oil & Gas Company Van Way Enterprises John Wells Raymond A. Baur David S. Spencer Chester Darphin
66.	Unit Operating Agreement	July 1, 1964	J. C. Trahan, Drilling Contractor, Inc. Arkansas Louisiana Gas Company Barnwell Drilling Company, Inc. Natural Gas & Oil Company, a division of Mississippi River Fuel Corporation
67.	Participation Agreement	November 19, 1985	French Petroleum Corporation Bryn Mawr Joint Venture # 9
68.	Operating Agreement	October 21, 1963	J. C. Trahan, Drilling Contractor, Inc.
69.	Operating Agreement	September 4, 1997	Vista Resources, Inc. Atlas Resources, Inc.
70.	Operating Agreement	November 8, 1967	J. C. Trahan, Drilling Contractor, Inc. Trobal Drilling Company Midwest Oil Corporation Floyd E. Sagely Oil & Gas Company
71.	Operating Agreement	April 19, 1968	General Oil and Gas Company Van Way Enterprises John M. Wells R.A. Baur Chester Darphin David S. Spencer
72.	Agreement	October 1, 1968	Thomas W. Fieger Farris C. Fieger Lucy W. Gould Dorothy W. Willet Robert Willet Thomas W. Fieger, Jr. Mary F. Flanagan

	Name	Date	Parties
Michael P. Flanagan Virginia R. Seaton Edward W. Seaton Martha R. Brisbin Lansing G. Brisbin Charles M. Russell Betty F. Russell United Fuel Gas Company
73.	Operating Agreement	July 27, 1994	Penn Virginia Oil & Gas Corporation Columbia Natural Resources, Inc.
74.	Operating Agreement	October 28, 1996	Penn Virginia Oil & Gas Corporation Bruce M. Wolf
75.	Farmout Agreement	November 13, 1996	Penn Virginia Oil & Gas Corporation Columbia Natural Resources, Inc.
76.	Operating Agreement	November 13, 1996	Penn Virginia Oil & Gas Corporation Columbia Natural Resources, Inc.
77.	Operating Agreement	July 1, 2000	Atlas America, Inc. Triad Resources, Inc.
78.	Amendment to Joint Venture Agreement	October 27, 2000	Triad Resources, Inc. Atlas Resources, Inc.
79.	Amendment to Joint Venture Agreement	May 8, 2001	Triad Resources, Inc. Atlas Resources, Inc.
80.	Amendment to Joint Venture Agreement	February 13, 2002	Triad Resources, Inc. Atlas Resources, Inc.
81.	Joint Venture Agreement	July 1, 2000	Triad Resources, Inc. Atlas Resources, Inc.
82.	Joint Venture Agreement	February 27, 2001	Triad Resources, Inc. Atlas Resources, Inc.
83.	Joint Venture Agreement	August 1, 2001	Triad Resources, Inc. Atlas Resources, Inc.
84.	Joint Venture Agreement	September 10, 2004	Triad Resources, Inc. Atlas Resources, Inc.
85.	Operating Agreement	August 1, 2001	Triad Resources, Inc. Atlas Resources, Inc.
86.	Joint Venture Agreement	March 6, 2001	U.S. Energy Exploration Corporation Atlas Resources, Inc.
87.	Joint Venture Agreement	December ___, 2001	U.S. Energy Exploration Corporation Atlas Resources, Inc.
88.	Joint Venture Agreement	December 2, 2002	U.S. Energy Exploration Corporation Atlas Resources, Inc.
89.	Joint Venture Agreement	December 1, 2003	U.S. Energy Exploration Corporation Atlas Resources, Inc.
90.	Operating Agreement	February 19, 2001	U.S. Energy Exploration Corporation Atlas America, Inc.
91.	Drilling and Operating Agreement	September 15, 2004	Atlas America, Inc. Knox Energy, LLC

Exhibit A

Form of Lock-Up Agreement

____________, 2006

UBS Securities LLC

Together with the other Underwriters

named in Schedule A to the Underwriting Agreement

referred to herein

c/o UBS Securities LLC

299 Park Avenue

New York, New York 10171-0026

Ladies and Gentlemen:

This Lock-Up Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) by and among Atlas Energy Resources, LLC, a Delaware limited liability company (the “Company”), the underwriters set forth on Schedule A thereto (the “Underwriters”) and the other parties named therein, with respect to the public offering (the “Offering”) of common units representing limited liability company interests in the Company (the “Common Units”).

In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned agrees that, for a period (the “Lock-Up Period”) beginning on the date hereof and ending on, and including, the date that is 180 days after the date of the final prospectus relating to the Offering, the undersigned will not, without the prior written consent of UBS Securities LLC, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the “Commission”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act”) with respect to, any Common Units or any securities convertible into or exercisable or exchangeable for Common Units, or warrants or other rights to purchase Common Units or any such securities, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Units or any securities convertible into or exercisable or exchangeable for Common Units, or warrants or other rights to purchase Common Units or any such securities, whether any such transaction is to be settled by delivery of Common Units or such other securities, in cash or otherwise or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii). The foregoing sentence shall not apply to (a) the registration of the offer and sale of Common Units as contemplated by the Underwriting Agreement and the sale of the Common Units to the Underwriters in the Offering, (b) bona fide gifts, provided the recipient thereof agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement or (c) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned; provided that such trust agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement. For purposes of this paragraph, “immediate family” shall mean the undersigned and the spouse, any lineal descendent, father, mother, brother or sister of the undersigned.

In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Common Units in connection with the filing of a registration statement relating to the Offering. The undersigned further agrees that, for the Lock-Up Period, the undersigned will not, without the prior written consent of UBS Securities LLC, make any demand for, or exercise any right with respect to, the registration of Common Units or any securities convertible into or exercisable or exchangeable for Common Units, or warrants or other rights to purchase Common Units or any such securities.

Notwithstanding the above, if (a) during the period that begins on the date that is 15 calendar days plus three business days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (b) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Lock-Up Agreement shall continue to apply until the expiration of the date that is 15 calendar days plus three business days after the date on which the issuance of the earnings release or the material news or material event occurs; provided, however, that this paragraph shall not apply if, within the three business days preceding the 15th calendar day before the last day of the Lock-Up Period, the Company delivers (in accordance with the notice provisions of the Underwriting Agreement) to UBS Securities LLC a certificate, signed by the Chief Financial Officer or Chief Executive Officer of the Company, certifying on behalf of the Company that the Common Units are “actively traded securities,” within the meaning of Rule 2711(f)(4) of the NASD.

In addition, the undersigned hereby waives any and all preemptive rights, participation rights, resale rights, rights of first refusal and similar rights that the undersigned may have in connection with the Offering or with any issuance or sale by the Company of any equity or other securities before the Offering, except for any such rights as have been heretofore duly exercised.

The undersigned hereby confirms that the undersigned has not, directly or indirectly, taken, and hereby covenants that the undersigned will not, directly or indirectly, take, any action designed, or which has constituted or will constitute or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of Common Units.

*        *        *

If (i) the Company notifies you in writing that it does not intend to proceed with the Offering, (ii) the registration statement filed with the Commission with respect to the Offering is withdrawn or (iii) for any reason the Underwriting Agreement is terminated prior to the “time of purchase” (as defined in the Underwriting Agreement), this Lock-Up Agreement shall terminate and the undersigned shall be released from its obligations hereunder.

Yours very truly,

Name:

A-2

Exhibit B

Form of Opinion of Ledgewood

1.	Each of the Atlas Parties has been duly formed and is validly existing as a limited liability company or corporation, as the case may be, is in good standing under the laws of its respective jurisdiction of formation or incorporation, with full limited liability company or corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Preliminary Prospectuses and the Prospectus and to enter into and perform its obligations under the Underwriting Agreement and the Operative Agreements. Each of the Atlas Parties is duly registered or qualified to do business and is in good standing as a foreign limited liability company or corporation, as the case may be, in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so registered or qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

2.	The Company owns, directly or indirectly, 100% of the outstanding, limited liability company interests or capital stock, as the case may be, of the Operating Subsidiaries. Such ownership interests have been duly authorized and validly issued in accordance with the organizational documents of the respective Operating Subsidiaries, and are fully paid (to the extent required under their respecting organizational documents) and nonassessable (except as such nonassessability may be affected by the DGCL, the Pennsylvania Limited Liability Company Act, the Ohio Limited Liability Company Act and Sections 18-607 and 18-804 of the Delaware LLC Act, as applicable); and the Company directly owns such limited liability company interests or capital stock free and clear of all Liens (except (i) those pursuant to the Credit Agreement and (ii) restrictions on transferability as described in the Prospectus), security interest, charge or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware, Pennsylvania or Ohio naming the applicable owner of such Operating Subsidiary as debtor is on file in the office of the Secretary of State of Delaware, Pennsylvania or Ohio, or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act, the DGCL, the Pennsylvania Limited Liability Company Act, or the Ohio Limited Liability Company Act.

3.	AAI owns all of the issued and outstanding shares of capital stock of the Manager; all of such shares of capital stock are duly authorized, validly issued and nonassessable; and AAI owns such shares of capital stock free and clear of all Liens (except restrictions on transferability as described in the Prospectus), security interest, charge or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming AAI as debtor is on file in the office of the Secretary of State of Delaware or (B) otherwise known to such counsel, without independent investigation.

4.

Other than the Units, the Company has no limited liability company interests issued and outstanding other than the (i) Sponsor Common Units held by AAI and (ii) Class A Units and the Management Incentive Interests held by the Manager. All of such Sponsor Common Units, Class A Units and Management Incentive Interests and the limited liability company interests represented thereby, as the case may be, have been duly authorized and validly issued in accordance with the Company LLC Agreement and are fully paid (to the extent required in the Company LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and AAI and the Manager own such Sponsor Common Units, Class A Units and Management Incentive Interests, in each case, free and clear of any Liens (except restrictions on transferability as contained in the Company LLC Agreement), security interests, charge or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming AAI or the Manager, as the case may be, as debtor is on file in the office of the Secretary of State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act; the Sponsor Common Units, Class A Units and Management Incentive Interests when issued and delivered will conform in all material respects to the descriptions thereof contained in the Disclosure Package and the Prospectus.

5.	The Units to be sold by the Company and the limited liability company interests represented thereby, have been duly authorized by the Company LLC Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Company LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act and as otherwise described in the Prospectus under the caption “Our Limited Liability Company Agreement—Limited Liability”).

6.	Except as described in the Registration Statement, the Preliminary Prospectuses and the Prospectus, there are no options, warrants, preemptive rights or other rights to subscribe for or purchase, nor any restriction upon the voting or transfer of, any ownership interests in any Company Entity. Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by the Underwriting Agreement gives rise to any rights for or relating to the registration of any Units or other securities of any of the Company Entities, other than as provided in the Company LLC Agreement, or the right of any person to act as an underwriter or as a financial advisor to any of the Company Entities or receive any fee for advisory services in connection with the offer and sale of the Units.

7.	To the best of our knowledge, there are no actions, suits, claims, investigations or proceedings pending or threatened, to which any of the Atlas Parties or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, except any such action, suit, claim, investigation or proceeding that is not required to be described in the Registration Statement, the Preliminary Prospectuses, the Prospectus and any Permitted Free Writing Prospectus and would not result in a judgment, decree or order having, individually or in the aggregate, a Material Adverse Effect or preventing consummation of the transactions contemplated under the Underwriting Agreement (including the Transactions).

8.	To the best of our knowledge, each of the Company Entities and the Manager has all licenses, authorizations, consents and approvals of governmental or regulatory authorities (“permits”) as are necessary to own or lease its properties and to conduct its business in the manner described in the Registration Statement, the Preliminary Prospectuses, the Prospectus and any Permitted Free Writing Prospectus, subject to such qualifications as may be set forth in the Registration Statement, the Preliminary Prospectuses, the Prospectus and any Permitted Free Writing Prospectus and except for such permits that, if not obtained, would not have a Material Adverse Effect.

9.

To the best of our knowledge, no Atlas Party is (i) in breach or violation of its organizational documents or (ii) in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under), any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected, except as disclosed in the Registration Statement, the Preliminary Prospectuses, the Prospectus and any Permitted Free Writing Prospectus and for any such breach, violation, default or acceleration that would not have a Material Adverse Effect.

10.	The Mergers and Conversions are effective under the Pennsylvania Business Corporation Law, Pennsylvania Limited Liability Company Act, Ohio Limited Liability Company Act and the Delaware LLC Act, as applicable.

11.	The Transaction Documents were legally sufficient to transfer or convey to the Company good title to all of the outstanding member interests in Operating LLC and the Subsidiaries and the Assets, subject only to matters contained in the Contribution Documents and, with respect to the Transferred Assets, to encumbrances that do not materially adversely affect the value thereof or the ability of the Company Entities to own and operate them in substantially the same manner as they were operated immediately prior to the time of purchase. The Transaction Documents were legally sufficient to vest in the Company, indirectly through the Operating LLC and the Subsidiaries, in all material respects to the business, assets, properties, partnership interests, liabilities and operations as reflected in the pro forma financial statements of the Company included in the Registration Statement, the Preliminary Prospectuses and the Prospectus.

12.	The Registration Statement has become effective under the Act and, to the knowledge of such counsel, no stop order proceedings with respect thereto are pending or threatened under the Act, and any required filing of the Prospectus and any supplement thereto pursuant to Rule 424 under the Act has been made in the manner and within the time period required by such Rule 424 and in the manner and within the time period required by Rule 430A under the Act; and the Common Units have become registered under Section 12 of the Exchange Act.

13.	Each of the Operative Agreements to which any Atlas Party is a party has been duly authorized and validly executed and delivered by or on behalf of each of the Atlas Parties party thereto. Assuming the due authorization, execution and delivery of each party thereto other than the Atlas Parties, each of the Operative Agreements constitutes a valid and binding obligation of the Atlas Parties party thereto, enforceable against each such Atlas Party in accordance with its terms, subject to (A) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and (B) public policy, applicable laws relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

14.	The Underwriting Agreement has been duly authorized and validly executed and delivered by each of the Atlas Parties party thereto.

15.

The execution, delivery and performance of the Underwriting Agreement by the Atlas Parties, the issuance and sale of the Units and the consummation of the transactions contemplated by the Underwriting Agreement (including the Transactions) will not (i) conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under) the organizational documents of any of the Atlas Parties, or any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to any of the Atlas Parties, or (ii) conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute any default under) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which any Atlas Party is a party or by which any of them or any of their respective properties may be bound or affected, except as disclosed in the Registration Statement, the Preliminary Prospectuses, the Prospectus and any Permitted Free Writing Prospectus, and for any such breach, violation or default that would not have a Material Adverse Effect.

16.	Each Subsidiary set forth on Schedule C to the Underwriting Agreement (a copy of which is attached to this opinion as Annex I) (i) is the sole managing general partner of each of the Investment Partnerships set forth opposite the name of such Subsidiary, and owns, directly or indirectly, the general partner interests in such Investment Partnerships set forth opposite the name of such Subsidiary, free and clear of all Liens (except those pursuant to the Credit Agreement) (A) in respect of which a financing statement under the Uniform Commercial Code of the relevant State of incorporation or organization of such Subsidiary naming such Subsidiary as debtor is on file in the office of the Secretary of State of the relevant State of incorporation or organization of such Subsidiary, or (B) otherwise known to such counsel, without independent investigation and (ii) owns the limited partner interests in such Investment Partnership set forth opposite the name of such of Subsidiary, free and clear of all Liens (except those pursuant to the Credit Agreement) (A) in respect of which a financing statement under the Uniform Commercial Code of the relevant State of incorporation or organization of such Subsidiary naming such Subsidiary as debtor is on file in the office of the Secretary of State of the relevant State of incorporation or organization of such Subsidiary, or (B) otherwise known to such counsel, without independent investigation. The consummation of the Transactions will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under) (i) the agreements of limited partnership of any of the Investment Partnerships, (ii) the drilling operating agreements of any of the Investment Partnerships or (iii) any other material agreements to which any of the Investment Partnerships is a party (collectively, the “Investment Partnership Documents”).

17.	To the best of such counsel’s knowledge, other than its direct or indirect ownership interests in the Operating Subsidiaries, the Company does not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity, except with respect to the Investment Partnerships and the joint ventures listed on Annex II hereto.

18.	The Units have been approved for quotation on NYSE, subject only to official notice of issuance and the certificates for the Units are in valid and sufficient form.

19.	Except for any approvals, authorizations, consents, orders or filings that, if not obtained or made, would not have a Material Adverse Effect, no permit, approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the (i) execution, delivery and performance of this Agreement or the Operative Agreements by the Atlas Parties or (ii) issuance and sale of the Units or the consummation by the Atlas Parties of the Transactions other than registration of the Units under the Act, which has been or will be effected, and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Units are being offered by the Underwriters or under the rules and regulations of the NASD.

20.	The Units, the Sponsor Common Units, the Class A Units and Incentive Distribution Rights conform in all material respects to the descriptions thereof contained in the Registration Statement, the Preliminary Prospectuses, the Prospectus and any Permitted Free Writing Prospectus.

21.	The statements in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses under the captions “Prospectus Summary—The Offering,” “How We Make Cash Distributions,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources,” “Business—Tennessee Joint Venture Agreement,” “Business—Investment Partnerships,” “Business—Natural Gas Gathering,” “Business—Environmental Matters and Regulation,” “Business—Other Regulation of the Natural Gas and Oil Industry,” “Business—Litigation” and “Certain Relationships and Related Transactions,” “Conflicts of Interest and Fiduciary Duties,” “Description of the Common Units,” “Our Limited Liability Company Agreement” and “Material Tax Consequences,” insofar as they constitute a description of contracts or legal proceedings or refer to statements of law or legal conclusions, are accurate and complete in all material respects.

22.	The opinion of Ledgewood that is filed as Exhibit 8.1 to the Registration Statement is confirmed and the Underwriters may rely upon such opinion as if it were addressed to them.

23.	The Registration Statement, the Preliminary Prospectuses, the Prospectus, the Permitted Free Writing Prospectuses and any further amendments or supplements thereto made by the Company prior to the date hereof (except for the financial statements and the notes and financial schedules thereto, and other financial and other related statistical and accounting data included therein, as to which we need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder.

24.	To the best of our knowledge, there are no contracts or other documents which are required to be described in the Preliminary Prospectuses and the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the rules and regulations promulgated thereunder that have not been described in the Preliminary Prospectuses and the Prospectus or filed as exhibits to the Registration Statement.

25.	None of the Company Entities is now and, after giving effect to the Transactions and the application of the net proceeds therefrom as described in under “Use of Proceeds” in the Preliminary Prospectus and the Prospectus, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act.

26.	No Operating Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Operating Subsidiary’s limited liability company interests, from repaying to the Company any loans or advances to such Operating Subsidiary from the Company or from transferring any of such Operating Subsidiary’s property or assets to the Company or any other Operating Subsidiary, except as described in or contemplated by the Registration Statement and the Prospectus.

27.	The offer, sale and issuance of the Sponsor Common Units to AAI and of the Class A Units and the Incentive Distribution Rights to the Manager pursuant to the Company LLC Agreement and the Contribution Agreement are exempt from the registration requirements of the Securities Act.

28.	We have participated in conferences with officers and other representatives of the Company,

representatives of the independent public accountants of the Company, representatives of the independent petroleum engineering consultants of the Company and representatives of the Underwriters at which the contents of the Registration Statement, the Preliminary Prospectus, the Prospectus and the Permitted Free Writing Prospectuses were discussed and, although we are not passing upon and do not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus (except as and to the extent stated in subparagraphs 21 and 22 above), on the basis of the foregoing, nothing has come to our attention that causes us to believe that (i) the Registration Statement, at the Effective Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Prospectus, as of its date, or as of the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Preliminary Prospectus, as of its date, the date of the Underwriting Agreement or the date hereof, in each case together with the Permitted Free Writing Prospectuses attached hereto as Annex A and with the information relating to the public offering price of the Units as set forth on the cover page of the Prospectus, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that we express no opinion in this paragraph 28 with respect to the financial statements and schedules, and other financial data derived therefrom, included in the Registration Statement, the Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus).

Exhibit C

OFFICERS’ CERTIFICATE

Each of the undersigned, Edward E. Cohen, Chief Executive Officer of Atlas Energy Resources, LLC, a Delaware limited liability company (the “Company”), and Matthew A. Jones, Chief Financial Officer of the Company, on behalf of the Company, does hereby certify pursuant to Section 6(l) of that certain Underwriting Agreement dated December 12, 2006 (the “Underwriting Agreement”) between the Company and, on behalf of the several Underwriters named therein, UBS Securities LLC, that as of the date hereof:

1. He has reviewed the Registration Statement, each Preliminary Prospectus and the Prospectus.

2. The representations and warranties of the Atlas Parties as set forth in the Underwriting Agreement are true and correct as of the date hereof and as if made on the date hereof.

3. The Atlas Parties have performed all of their respective obligations under the Underwriting Agreement as are to be performed at or before the date hereof.

4. The conditions set forth in paragraphs (j) and (k) of Section 6 of the Underwriting Agreement have been met.

Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Underwriting Agreement.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands on this 18th day of December, 2006.

Name: Edward E. Cohen Title: Chief Executive Officer

Name: Matthew A. Jones Title: Chief Financial Officer